Exhibit 4-c

ROCKWELL AUTOMATION

1165(e) PLAN

(Effective as of January 1, 2009)

Plan 011

93262

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Plan 011

Effective January 1, 2009

1.300	Hardship	5

1.310	Highly Compensated Employee Group	6

1.320	Hour of Service	6

1.330	Investment Fund	7

1.340	Leave	7

1.350	Named Fiduciary	7

1.360	Non-Highly Compensated Employee Group	7

1.370	Participant	7

1.380	Participant Contributions	7

1.390	Plan	7

1.400	Plan Administrator	7

1.410	Plan Year	7

1.420	Pre-tax Contribution Account	7

1.430	Pre-tax Contribution Percentage Limit	7

1.440	PR Code	8

1.450	PRTD	8

1.460	Reemployment Date	8

1.470	Retired Participant	8

1.480	Retirement	8

1.490	Rockwell	8

1.500	Rockwell Automation Stock Fund	8

1.510	Rollover Account	8

1.520	Rollover Contributions	8

1.530	Supplemental After-tax Contribution	9

1.540	Supplemental Pre-tax Contributions	9

1.550	Tender Offer	9

1.555	Testing Compensation	9

1.560	Trust Agreement	9

1.570	Trust Fund	9

1.580	Trustee	9

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Effective January 1, 2009

1.590	Valuation Date	9

1.600	Vesting Service	9

ARTICLE II:	PARTICIPATION AND CONTRIBUTIONS	10

2.010	Participation.	10

2.020	Basic Contributions.	10

2.030	Supplemental Contributions.	10

2.040	Changes Between Pre-tax and After-tax Contributions.	11

2.045	Catch-up Contributions.	11

2.050	Rollover Contributions.	11

2.060	Matching Contribution Formula.	12

2.070	Rules Concerning Matching Contributions.	12

2.080	Limit on Employer Contributions	13

ARTICLE III:	CONTRIBUTION LIMITATIONS	14

3.010	Limitations on Employee Pre-tax Contributions	14

3.020	Limits for Catch-up Contributions.	16

3.025	Qualified Nonelective Contributions	16

3.030	Incorporation by Reference.	16

ARTICLE IV:	PLAN INVESTMENTS	17

4.010	Investment Elections	17

4.020	Transfers from Investment Funds.	17

4.030	Transfers from the Rockwell Automation Stock Fund	17

4.040	Mandatory Transfer from the Rockwell Automation Stock Fund	17

4.050	General Transfer Rules and Limitations.	18

4.060	Participant’s Accounts	18

4.070	Valuation and Participant Statements	18

ARTICLE V:	VESTING AND ACCOUNT DISTRIBUTIONS	20

5.010	Vesting	20

5.020	Retirement, Death, Termination of Employment.	21

5.030	[Reserved]	21

5.040	Form of Distributions – Stock or Cash.	21

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Effective January 1, 2009

5.050	Payment Method for Distributions to Retiring Participants	21

5.060	[Reserved]	22

5.070	Participant’s Consent to Distribution of Benefits	22

5.075	Cashout Forfeitures and Repayments	22

5.080	Distributions to Beneficiaries	23

5.090	Transfer of Distribution Directly to Eligible Retirement Plan	23

5.100	Uncashed Checks	24

ARTICLE VI:	WITHDRAWALS AND LOANS	25

6.010	Withdrawals from Accounts by Participants under Age 59-1/2	25

6.020	Withdrawal from Accounts by Participants Over Age 59-1/2	26

6.030	Hardship Withdrawals from Pre-tax Accounts	27

6.040	Forfeitures and Suspensions.	28

6.050	Allocation of Withdrawals Among Investment Funds	28

6.060	Loans	28

ARTICLE VII:	DEATH BENEFITS	30

7.010	Designation of a Beneficiary	30

7.020	Spouse as Automatic Beneficiary	30

7.030	Beneficiary Changes	30

7.040	Participant’s Estate as Beneficiary in Certain Cases	30

7.050	Payment to a Beneficiary	31

ARTICLE VIII:	TRUST AGREEMENT	32

8.010	Establishment of Trust Fund	32

8.020	Investment Funds and Stock Funds	32

8.030	Trustee’s Powers and Authority.	32

8.040	Statutory Limits.	32

8.050	Duty of Trustee as to Common Stock in Stock Funds.	33

8.060	Rights in the Trust Fund	34

8.070	Taxes, Fees and Expenses of the Trustee	34

ARTICLE IX:	ADMINISTRATION	36

9.010	General Administration	36

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Effective January 1, 2009

9.020	Employee Benefit Plan Committee	36

9.025	Employee Benefits Appeals Committee	36

9.030	Employee Benefit Plan Committee Records	36

9.035	Employee Benefits Appeals Committee Records	36

9.040	Funding Policy	37

9.050	Allocation and Delegation of Duties Under Plan	37

9.060	Employee Benefit Plan Committee Powers	37

9.070	Plan Administrator	37

9.080	Reliance Upon Documents and Opinions	38

9.090	Requirement of Proof	38

9.100	Limitation and Indemnification	38

9.110	Mailing and Lapse of Payments	39

9.120	Non-Alienation	39

9.130	Notices and Communications	39

9.140	Company Rights	40

9.150	Payments on Behalf of Incompetent Participants or Beneficiaries	40

ARTICLE X:	PARTICIPANT CLAIMS	41

10.010	Claims and Appeals Procedures	41

10.020	Limitation on Legal Action	42

ARTICLE XI:	AMENDMENT, MERGERS, TERMINATION, ETC.	43

11.010	Amendment	43

11.020	Transfer of Assets and Liabilities	43

11.030	Merger Restriction	43

11.040	Suspension of Contributions	43

11.050	Discontinuance of Contributions	44

11.060	Termination	44

ARTICLE XII:	MISCELLANEOUS	45

12.010	Benefits Payable only from Trust Fund	45

12.020	Requirement for Release	45

12.030	Transfers of Stock	45

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12.040	Rights of Reemployed Veterans	45

12.050	Qualification of the Plan	45

12.060	Interpretation	45

12.070	No Contract of Employment	45

APPENDIX A	EXCLUDED EMPLOYERS	47

APPENDIX B	PROCEDURES, TERMS AND CONDITIONS OF LOANS	48

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Plan 011

Effective January 1, 2009

ROCKWELL AUTOMATION

1165(E) PLAN

Plan Number 011

WHEREAS, Rockwell Automation, Inc. (the “Company”) currently sponsors the Caribbean Integration Engineers, Inc. 1165(e) Plan (the “CIE Plan”) and the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Salaried Savings Plan”); and

WHEREAS, the CIE Plan currently benefits certain employees of the Company working in Puerto Rico; and

WHEREAS, the Salaried Savings Plan currently benefits both certain employees of the Company working in the U.S. and certain employees of the Company working in Puerto Rico; and

WHEREAS, the Company desires to offer one defined contribution retirement plan for the benefit of all its employees working in Puerto Rico, with the same level of benefits as the Company currently provides to such employees under the CIE Plan and the Salaried Savings Plan; and

WHEREAS, the Company has frozen the benefits under the CIE Plan and the Puerto Rico employee portion of the Salaried Savings Plan effective January 1, 2009;

NOW THEREFORE, the Company hereby establishes this Rockwell Automation 1165(e) Plan for the benefit of its eligible employees working in Puerto Rico effective January 1, 2009.

1

Plan 011

Effective January 1, 2009

ROCKWELL AUTOMATION

1165(E) PLAN

ARTICLE I: DEFINITIONS

1.010 Accounts means a Participant’s Pre-tax Account, After-tax Account, Rollover Account and Company Contribution Account.

1.020 Affiliated Company means Rockwell Automation, Inc. and:

(a)	any corporation which is a member of a controlled group of corporations (as defined in PR Code Section 1028) which includes Rockwell Automation, Inc.;

(b)	any trade or business (whether or not incorporated) which is under common control (as defined in PR Code Section 1028) with Rockwell Automation, Inc.; and

(c)	any other company deemed to be an Affiliated Company by Rockwell Automation’s Board of Directors.

Notwithstanding the foregoing, for purposes of determining whether an employee is an Eligible Employee, only an affiliate to which the Board of Directors has extended this Plan shall be considered an Affiliated Company. Affiliated Companies to which the Plan has not been extended are listed on Appendix A hereto.

1.030 After-tax Contribution Account means a Plan Account with respect to a Participant which is comprised of Basic and Supplemental After-tax Contributions, as adjusted for gains or losses related thereto.

1.040 Average Pre-tax Contribution Percentage means the average for a particular Plan Year of the percentages, calculated separately for the Highly Compensated Employee Group and for the Non-Highly Compensated Employee Group with respect to each Participant in each such Group, which are equal to the amount of each Participant’s Pre-tax Contributions in a Plan Year, divided by the Participant’s Testing Compensation for the Plan Year.

1.050 Basic After-tax Contribution means an amount contributed by a Participant to the Plan through payroll deductions pursuant to the Participant’s election under Section 2.020(b).

1.060 Basic Pre-tax Contribution means an amount contributed to the Plan on behalf of a Participant pursuant to the Participant’s election under Section 2.020(a).

1.070 Beneficiary means the one or more persons or trusts entitled to a Participant’s Plan Account balance, pursuant to the provisions of Article VII, if the Participant should die prior to payment to him of his entire Account Balance.

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1.080 Board of Directors means the Board of Directors of Rockwell Automation; provided, however, that any action or determination under Sections 1.020, 1.110 and 2.070, as well as under Article XI, may be taken by any officer of the Company who is authorized to do so by the Board of Directors.

1.090 Catch-up Contribution means an amount contributed to the Plan on behalf of a Participant pursuant to the Participant’s election under Section 2.045.

1.100 Code means the Internal Revenue Code of 1986, as from time to time amended.

1.110 Company means Rockwell Automation, Inc., a Delaware corporation, and any Affiliated Company to which the Board of Directors has extended this Plan.

1.120 Company Contribution Account means a Plan Account with respect to a Participant which is comprised of his Company Matching Contributions, as adjusted for gains or losses related thereto and as separately accounted for.

1.130 Company Contributions means, collectively, Company Matching Contributions.

1.140 Company Matching Contributions means the contributions made to the Trust Fund by Rockwell Automation or an Affiliated Company pursuant to the provisions of Section 2.060 or 2.070.

1.150 Compensation means total compensation paid by the Company to a Participant during the Plan Year that is includible in income for income tax purposes and any Pre-Tax Contributions made pursuant to this Plan. Notwithstanding the foregoing sentence, Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits regardless of whether such amounts are includible in gross income.

1.160 [reserved]

1.170 Divested Business Employee means an individual who is no longer an Employee of the Company because he is a current or former employee of a component of the Company which was sold, spun off or otherwise divested by the Company.

1.180 Effective Date means January 1, 2009.

1.190 Eligible Employee means any Employee (including any officer) employed on a U.S. or Puerto Rico payroll of an Affiliated Company, or on a U.S. or Puerto Rico payroll of a division, plant, office or location of an Affiliated Company and working in Puerto Rico.

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Eligible Employee does not include:

(a)	any director of the Company who is not an Employee;

(b)	any Employee who is not working in Puerto Rico;

(c)	any person or Employee compensated by special fees or pursuant to a special contract or arrangement;

(d)	any Employee who is covered by a collective bargaining agreement;

(e)	any Employee of an entity, division, plant, office or location that is specified on Appendix A to the Plan; or

(f)	any Flex Force Employee.

1.200 Eligible Retirement Plan means an individual retirement account described in Section 1169 of the PR Code, or a qualified trust described in Section 1165(a) of the PR Code, that accepts the distributee’s Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution to a Beneficiary who is the Participant’s surviving spouse, an Eligible Retirement Plan is also an individual retirement account or qualified trust described above.

1.210 Employee means any person who is employed by the Company or by an Affiliated Company.

1.220 Employee Benefit Plan Committee means the Employee Benefit Plan Committee of the Company appointed pursuant to Section 9.020 of the Plan and having the responsibilities prescribed in Article IX and elsewhere throughout the Plan.

1.230 Employee Benefits Appeals Committee means the Employee Benefits Appeals Committee of the Company appointed pursuant to Section 9.025 of the Plan and having the responsibilities prescribed in Article X and elsewhere throughout the Plan.

1.240 Employment Commencement Date means the date on which a person first becomes an Employee of the Company or an Affiliated Company.

1.250 Employment Severance Date means:

(a)	the date on which an Employee quits, retires, is discharged or dies,

(b)	in the case of an Employee who remains absent from work pursuant to a written Leave, the first anniversary of such Leave, except that an Employee who has a Leave which is in excess of one (1) year who thereafter returns to work with the Company for a period at least equal to the entire period of the Leave will not be considered as having an Employment Severance Date by reason of such absence.

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If an Employee enters the United States military service or public health service directly from employment with the Company, has not voluntarily reenlisted and returns to employment with the Company for a period of at least one (1) year immediately after his return to the Company, the Employee will not be deemed to have an Employment Severance Date by reason of such military service or public health service.

1.260 ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.270 5% Owner means a person who owns:

(a)	more than five percent (5%) of the outstanding stock of the Company, or

(b)	stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.

1.280 Flex Force Employee means an Employee who is a member of the substitute workforce of the Company hired to assist in the completion of special projects, an Employee hired from an “on call” pool, an Employee hired to serve as a replacement for a regular Employee who is temporarily absent from work, an Employee hired to fill other temporary needs of the Company or an Employee hired to assist with transition or with other matters for a limited period of time.

1.290 Fund(s) means one or more of the Investment Funds or the Rockwell Automation Stock Fund.

1.300 Hardship means an immediate and heavy financial need of the Participant for which the amount required is not reasonably available to the Participant from other sources and which arises for one of the following reasons:

(1)	The construction or purchase (excluding mortgage payments) of a principal residence of the Participant;

(2)	The payment of tuition and related educational fees for up to 12 months of post-secondary education for the Participant or his or her spouse, children or dependents;

(3)	The payment of medical expenses described in Section 1023(aa)(2)(P) of the PR Code incurred by the Participant or the Participant’s spouse or dependents, or to obtain medical care giving rise to such expenses;

(4)	The payment of expenses incurred by the Participant for the funeral of a family member;

(5)	The prevention of the eviction of the Participant from his or her principal residence or foreclosure on a mortgage on the Participant’s principal residence; or

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(6)	A financial need that has been identified as a deemed immediate and heavy financial need in a ruling, notice or other document of general applicability issued under the authority of the Puerto Rico Secretary of the Treasury.

For purposes of this Section, the term “dependent” shall be defined as set forth in Section 1025(d) of the PR Code.

As used herein, financial Hardship will mean an immediate and heavy financial need that based on the facts and circumstances cannot be met from other resources that are reasonably available to the Participant. For this purpose, the Participant’s resources are deemed to include those assets of the Participant’s Spouse and minor children that are reasonably available to the Participant. A distribution will be deemed to satisfy an immediate and heavy financial need of the Participant if the Participant represents in writing to the Plan Administrator that the distribution is necessary to satisfy an immediate and heavy financial need and all of the following requirements are satisfied:

(1)	The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; provided, however, that the amount of such distribution may include the amount of any federal, state or local taxes or penalties reasonably anticipated to result from the withdrawal;

(2)	The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to Participant from commercial sources and under the Plan and all of the plans maintained by the Employer or any other employer;

(3)	Such need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, or by cessation of Pre-Tax Contributions to the Plan.

1.310 Highly Compensated Employee Group means those individuals who are employed by a participating Company who are more highly compensated than two-thirds of all Eligible Employees employed by the same participating Company or any participating Company, as applicable under the PR Code.

The Plan Administrator may determine which Employees are highly compensated employees for purposes of this Section in any manner permitted by the said PR Code provision. Such determination (as well as the determination of which Employees are not highly compensated employees) will be made by the Plan Administrator on a consistent basis from Plan Year to Plan Year.

1.320 Hour of Service means hours for which an Employee is paid or entitled to payment:

(a)	for the performance of duties for the Company or an Affiliated Company; or

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(b)	on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

1.330 Investment Fund means one of the investment vehicles available to Participants.

1.340 Leave means a leave of absence which has been granted or approved by the Company.

1.350 Named Fiduciary means the Employee Benefit Plan Committee, the Plan Administrator, the Employee Benefits Appeals Committee and the Trustee.

1.360 Non-Highly Compensated Employee Group means Employees who are not in the Highly Compensated Employee Group, as determined by the Plan Administrator.

1.370 Participant means a person who has elected to participate in the Plan in accordance with Article II; provided, however, that such term will include a person who no longer has an effective election under Article II only so long as he retains an Account under the Plan.

1.380 Participant Contributions means, as applicable, a Participant’s:

(a)	Basic Pre-tax and Basic After-tax Contributions;

(b)	Supplemental Pre-tax and Supplemental After-tax Contributions;

(c)	Catch-up Contributions; and

(d)	Transfer and/or Rollover Contributions.

1.390 Plan means this Rockwell Automation 1165(e) Plan, as from time to time amended.

1.400 Plan Administrator means the person from time to time so designated by name or corporate office by the Employee Benefit Plan Committee to carry out the administrative functions of this Plan.

1.410 Plan Year means each twelve month period ending on the last day of December.

1.420 Pre-tax Contribution Account means a Plan Account with respect to a Participant which is comprised of his Basic Pre-tax Contributions, Supplemental Pre-tax Contributions and Catch-up Contributions, all as adjusted for gains or losses.

1.430 Pre-tax Contribution Percentage Limit means the maximum contribution percentage in each Plan Year for Highly Compensated Employee Group Participants and, for any Plan Year, may be equal to either (a) or (b) below:

(a)	the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by one and twenty-five hundredths (1.25); or

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(b)	an amount which does not exceed the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Employee Group by more than two (2) percentage points, and the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Employee Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash or deferred arrangement or matching contributions, or employee contributions, are made, such other plan will be deemed to be a part of this Plan for the purpose of determining the Pre-tax Contribution Percentage Limit with respect to that Participant.

1.440 PR Code means the Puerto Rico Internal Revenue Code of 1994, as amended. Reference to a section of the PR Code will include that section, applicable Regulations promulgated there under and any comparable section of any future legislation that amends, supplements or supersedes said section, effective as of the date such comparable section is effective with respect to the Plan.

1.450 PRTD means the Puerto Rico Treasury Department.

1.460 Reemployment Date means the date on which a person first becomes an Employee of the Company following an Employment Severance Date.

1.470 Retired Participant means a Participant who has had a Retirement.

1.480 Retirement means a termination of employment (i) after attainment of age 65 or (ii) after attainment of age 55 with at least 10 years of service.

1.490 Rockwell means Rockwell Automation, Inc., a Delaware corporation.

1.500 Rockwell Automation Stock Fund means the Investment Fund established by the Trustee on July 1, 2005 to purchase and hold the Common Stock of the Company and to receive and hold Company Matching Contributions, as described in Section 8.020(b).

1.510 Rollover Account means a Plan Account described in Section 2.050 which has its purpose the holding of amounts which are received by the Plan on a Participant’s behalf as a Rollover Contribution.

1.520 Rollover Contributions mean the amounts described in Section 2.050 which are transferred to a Participant’s Rollover Account pursuant to the terms of subsection (b) of that Section.

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1.530 Supplemental After-tax Contribution means the amounts contributed by a Participant to the Plan through payroll deductions pursuant to Section 2.030(b).

1.540 Supplemental Pre-tax Contributions means the amounts contributed to the Plan on behalf of a Participant pursuant to the Participant’s election under Section 2.030(a).

1.550 Tender Offer means any tender offer for, or request or invitation for tenders of, common stock subject to §14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company or any Affiliated Company for its own common stock.

1.555 Testing Compensation means the compensation of a Participant, as is defined in Code §414(s) as limited by the PR Code.

1.560 Trust Agreement means the trust agreement entered into pursuant to Article VIII of this Plan.

1.570 Trust Fund means the fund, including the earnings thereon, held by the Trustee for all contributions made under this Plan by Participants and the Company.

1.580 Trustee means the trustee or trustees of the trust described in Article VIII of this Plan.

1.590 Valuation Date means any New York Stock Exchange trading day.

1.600 Vesting Service means the period commencing with an Employee’s Employment Commencement Date and ending with his Employment Severance Date and the period from an Employee’s Reemployment Date to his subsequent Employment Severance Date. In addition, Vesting Service includes the period of time between an Employee’s Employment Severance Date and his Reemployment Date, if that period does not exceed twelve (12) months.

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ARTICLE II: PARTICIPATION AND CONTRIBUTIONS

2.010 Participation. An Eligible Employee will be permitted to elect to become a Participant in the Plan as soon as is practicable following his commencement of service with an Affiliated Company. To the extent administratively feasible, an Eligible Employee’s election to contribute to the Plan will become effective on the first payroll payment date following his commencement of service as an Eligible Employee and will remain in effect, unless he elects otherwise, so long as he continues to be an Eligible Employee.

Notwithstanding the foregoing, any Eligible Employee who is hired or rehired on or after January 1, 2009 and who has not previously made an affirmative contrary Pre-Tax Contribution election shall be deemed to have elected an automatic Pre-Tax Contribution of three percent (3%) of such Participant’s Compensation to be contributed under the Plan. Such deemed automatic 3% Pre-Tax contribution shall be effective as of January 1, 2009 and shall continue in effect as described in the paragraph above.

2.020 Basic Contributions. A Participant may take either or both of the actions described in subsections (a) and (b) below:

(a)	elect to defer receipt of an amount equal to 1% through 6% of his regular Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Basic Pre-tax Contribution to his Pre-tax Contribution Account;

(b)	authorize having deducted from his regular Compensation 1% through 6% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Basic After-tax Contribution to his After-tax Contribution Account;

provided, however, that the percentages elected to be deferred or deducted and then made as Basic Pre-tax and Basic After-tax Contributions may together not exceed 6% of the Participant’s Compensation .

2.030 Supplemental Contributions. A Participant who has made the elections and/or authorizations described in Section 2.020 will also be permitted to take either or both of the actions described in subsections (a) and (b) below:

(a) (1)	if he is a non-Highly Compensated Employee, elect to defer receipt of an amount equal to 7% through 50% of his regular Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Supplemental Pre-tax Contribution to his Pre-tax Contribution Account;

(2)	if he is a Highly Compensated Employee, elect to defer receipt of an amount equal to 7% through 16% of his regular Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Supplemental Pre-tax Contribution to his Pre-tax Contribution Account;

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(b)	if he is either a non-Highly Compensated Employee or a Highly Compensated Employee, authorize having deducted from his regular Compensation 7% through 10% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Supplemental After-tax Contribution to his After-tax Contribution Account;

provided, however, that the percentages elected to be deferred or deducted and then made as Supplemental Pre-tax and Supplemental After-tax Contributions may together not exceed 44% of the Participant’s Compensation if he is a non-Highly Compensated Employee or 10% of the Participant’s Compensation if he is a Highly Compensated Employee.

Further, notwithstanding the foregoing, the sum of the Basic After-tax Contributions and the Supplemental After-tax Contributions shall not exceed in any given year 10% percent of the Participant’s Compensation for the Plan Year since becoming a Participant.

2.040 Changes Between Pre-tax and After-tax Contributions. A Participant will be permitted to elect to increase or decrease at any time (and as often as he wishes) the rate of his Pre-tax and After-tax Contributions. Any such increase or decrease of the rate of the Participant’s Pre-tax and After-tax Contributions will be effective as soon as is reasonably possible after receipt by the Plan Administrator of the Participant’s election.

2.045 Catch-up Contributions. In addition to the Basic Pre-tax Contributions and the Supplemental Pre-tax Contributions described, respectively, in Sections 2.020 and 2.030, subject to Section 3.020 and notwithstanding any of the nondiscrimination rules described in the PR Code or limitations on Participant Contributions as are otherwise in effect under this Plan, including, but not limited to any such rules or limitations as are set forth in Sections 3.010 and 12.010, any Participants in the Plan who on or prior to the last day of a Plan Year will have attained age 50 and who has in place an election under Section 2.020 of at least 1% of Compensation will be permitted to elect to have an additional amount equal to 1% through 75% of his regular Compensation contributed as a pre-tax Catch-up Contribution to the Plan on his behalf during that Plan Year, so long as the total of any such Catch-up Contributions during the Plan Year are not in excess of the applicable dollar amount set forth in the said Section 3.020.

2.050 Rollover Contributions. Transfers to this Plan of a Participant’s interest in another individual account plan will be permitted as set forth below:

(a)	A Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

(1)	Such Rollover Contributions are eligible for receipt hereunder only if they are in the form of cash and are derived entirely from employee contributions or vested employer contributions to a retirement plan described in and subject to PR Code §1165.

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(2)	No portion of such Rollover Contributions may be derived from a transfer from a qualified plan which at any time had permitted benefit payments in the form of a life annuity.

(3)	The Plan is authorized to accept a Rollover Contribution from any Participant who is an Eligible Employee if such contribution meets the following criteria: (a) such contribution represents the entire balance credited to the Participant in a employee benefit plan qualified under Sections 1165(a) or 1165(e) of the PR Code of a former employer which is distributed to the Participant within a single taxable year by reason of separation from service; (b) such contribution is transferred directly by the trustee of the transferor plan or is rolled over by the Participant within sixty (60) days after receipt of the distribution; (c) the spousal consent requirements of ERISA Section 205 are complied with, if applicable; and (d) such contribution meets any other conditions as determined necessary by the Plan, the Trustee or the Plan Administrator to comply with Section 1165(b)(2) of the PR Code.

(b)	Rollover Contributions will be credited to separate Rollover Accounts, which will be separate from the Participant’s Pre-tax and After-tax Contribution Accounts and, as such, will be subject to investment elections which are separate from those related to the Participant’s Pre-tax and After-tax Contribution accounts, but which will be subject to the same process as is set forth in Article IV of this Plan.

2.060 Matching Contribution Formula.

(a)	The Company will contribute to the Plan on behalf of each Participant out of its current or accumulated profits Company Matching Contributions equal to fifty percent (50%) of the Participant’s Basic Pre-tax Contributions and Basic After-tax Contributions (up to 6% of Compensation ) made pursuant to Section 2.020. Such Company Matching Contributions will be made in the form and subject to the limitations set forth in Section 2.070. Any forfeiture of Company Matching Contributions occurring during a Plan Year shall be used to reduce Company Matching Contributions for such Plan Year.

2.070 Rules Concerning Matching Contributions.

(a)	No Company Matching Contributions will be made with respect to a Participant’s Supplemental Pre-tax Contributions, Catch-up Contributions, Supplemental After-tax Contributions or Rollover Contributions.

(b)	Company Matching Contributions will be made in the form of Rockwell Automation common stock, but may be made, in the discretion of the Board of Directors, in cash or in any

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combination of cash and Rockwell Automation common stock. Rockwell Automation common stock which is contributed will be valued at the New York Stock Exchange closing price on the Valuation Date immediately preceding the date on which the contribution is made.

(c)	Company Matching Contributions will be directed to the Rockwell Automation Stock Fund unless otherwise distributed or transferred as described above.

2.080 Limit on Employer Contributions

The contribution of a Company in Puerto Rico for any Plan Year will in no event exceed the maximum amount allowable as a deduction to the Company under the provisions of Section 1023(n) of the PR Code. The Company may make contributions to the Plan without regard to net profits, current or accumulated.

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ARTICLE III: CONTRIBUTION LIMITATIONS

3.010 Limitations on Employee Pre-tax Contributions.

(a)	The aggregate amount in any calendar year of all of a Participant’s:

(1)	Basic and Supplemental Pre-tax Contributions to this Plan; and

(2)	elective deferrals under any other cash or deferred arrangement (as defined in PR Code §1165(e)).

may not exceed Nine Thousand Dollars ($9,000.00), or such larger sum as may be in effect under PR Code §1165(e)(7).

(b)	Prior to the beginning of, and periodically during, each Plan Year, the Plan Administrator will cause a test to be conducted of Pre-tax Contribution elections under Sections 2.020(a) and 2.030(a) in order to determine whether the Average Pre-tax Contribution Percentage for the Highly Compensated Employee Group exceeds the Pre-tax Contribution Percentage Limit. If it is determined that the Pre-tax Contributions made for any Plan Year by the Highly Compensated Employee Group would (if not reduced) cause the Average Pre-tax Contribution Percentage of that Group to exceed the Pre-tax Contribution Percentage Limit, the Plan Administrator will first reduce any Supplemental Pre-tax Contributions and then the Basic Pre-tax Contributions elected by Participants in the Highly Compensated Employee Group, so that the Pre-tax Contribution Percentage Limit will not be exceeded for the Plan Year:

(1)	Such reduction will be effective as of the first payroll date in the month following such determination and will be made by first reducing the Pre-tax Contribution Accounts of Highly Compensated Employee Group Participants who have the greatest dollar amount of Pre-tax Contributions (but not below the Highly Compensated Employee Group Participants with the next highest dollar amount of Pre-tax Contributions), and then, if necessary, reducing the Pre-tax Contributions of the Highly Compensated Employee Group Participants with the next highest dollar amount of Pre-tax Contributions (including the Pre-tax Contributions of the Highly Compensated Employee Group Participants whose Pre-tax Contributions have already been reduced by the Plan Administrator), and continuing in descending order until the Average Pre-tax Contribution Percentage for the Highly Compensated Employee Group satisfies the Pre-tax Contribution Limit.

(2)

Such excess Pre-tax Contributions will be distributed to the affected Participants who are Highly Compensated Employee Group Participants as soon as practicable after the end of such Plan Year and in all events prior the end of the next following Plan Year. Income allocable to such excess Pre-tax Contributions with respect to any Participant that are distributed in the next following Plan Year shall equal the sum of the

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allocable gain or loss for the Plan Year, and any allocable gain or loss for the period between the end of the Plan Year and the date of the corrective distribution (i.e., the “gap period”). Income allocable to excess Pre-tax Contributions for the Plan Year and any gap period shall be calculated under any reasonable method as determined by the Plan Administrator, provided that such method is used for allocating income to Participants’ Pre-tax Contribution Accounts and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(c)	Reductions in Basic or Supplemental Pre-tax Contributions pursuant to subsection (b) of this Section will continue until the Plan Administrator determines that changed circumstances permit a revision of such Pre-tax Contributions, in which case the Plan Administrator will determine the amount by which such Pre-tax Contributions may be revised for the balance of the Plan Year.

(d)	In order to determine the amount of excess Pre-tax Contributions, if any, for the members of the Highly Compensated Employee Group, the Plan Administrator or his delegate will:

(1)	determine the “highly compensated employee” (as defined in PR Code §1165(e)(3)(E)(iii)) in the Group with the highest Pre-tax Contribution Percentage (i.e., the amount of such employee’s Pre-tax Contributions in a particular Plan Year, divided by his Compensation for the Plan Year);

(2)	determine how much the said Percentage would have to be reduced to either satisfy the Average Pre-tax Contribution Percentage test under PR Code §1165(e)(3) or cause such Percentage to equal the Pre-tax Contribution Percentage of the highly compensated employee with the next highest Percentage; and

(3)	repeat making the determination set forth in Paragraph (2) until such time as the Average Pre-tax Contribution Percentage test described in that Paragraph is satisfied.

The amount of excess Pre-tax Contributions for the members of the Highly Compensated Employee Group is equal to the amount equal to the sum of the hypothetical reductions described above, multiplied by such members’ Testing Compensation.

(e)	To the extent permitted by regulation, the Plan Administrator may during or following a Plan Year cause Supplemental or Basic Pre-tax Contributions made on behalf of Highly Compensated Employee Group Participants to be recharacterized (on a uniform and non-discriminatory basis) as Supplemental or Basic After-tax Contributions to the extent necessary to prevent the Average Pre-tax Contribution Percentage for that Plan Year for those Participants from exceeding the Pre-tax Contribution Percentage Limit.

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3.020 Limits for Catch-up Contributions. Notwithstanding the limitations set forth in the preceding Section 3.010 or any other provision of this Plan, the aggregate amount of Catch-up Contributions for a given Plan Year of any Participant who, as of the end of a Plan Year, is at least age fifty (50), who intends to have Basic and Supplemental Pre-tax Contributions made to the Plan during the Plan Year which could be in excess of the limit set forth in the said Section 3.010 and who has a Basic Pre-tax or After tax Contribution election of at least 1% in place, will be permitted to elect to have Catch-up Contributions made on his behalf to the Plan in amounts totaling $1,000 or any other limit provided in Section 1165(e)(7)(C) of the PR Code.

To the extent that any such Catch-up Contribution is in excess of the limits of this Section and, if not otherwise limited pursuant to any other provisions of this Plan which are applicable to Participant Contributions or Company Matching Contributions, such excess will nevertheless be contributed to the Plan as an After-tax Contribution of such Participant.

3.025 Qualified Nonelective Contributions. The Company may make qualified nonelective contributions on behalf of any Eligible Employee who is working in Puerto Rico, in order to satisfy applicable requirements of the PR Code. Such contributions shall be fully vested at all times and shall be made in a manner that also complies with the PR Code.

3.030 Incorporation by Reference. The limitations of PR Code Section 1165(e) are hereby incorporated by reference. Articles II and III of the Plan set forth the basic requirements of PR Code §1165(e). In the event of any conflict between the provisions of these Articles II and III and the PR Code §1165(e), the provisions of the PR Code thereunder shall govern. The Plan also incorporates by reference any subsequent PRTD guidance applicable under these PR Code provisions.

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ARTICLE IV: PLAN INVESTMENTS

4.010 Investment Elections. In addition to the elections and authorizations set forth in Article II, a Participant will be permitted to elect in which Investment Funds his Participant Contributions will be invested.

(a)	Such investments will be elected by the Participant among the Investment Funds in one percent (1%) increments, with the total of the elected percentage increments equaling one hundred percent (100%).

(b)	The Participant will be permitted to change, on a daily basis, any previous Investment Fund election or elections he has made with regard to his Contributions pursuant to subsection (a).

(c)	The elections and changes to such elections which a Participant makes pursuant to this Section will be made by means of any method (including any available telephonic or electronic method which is acceptable to the Plan Administrator at the time the election or change is made by the Participant), and may be made at any time and will be effective as of the New York Stock Exchange closing immediately following the making of that election or change; provided, however, if it is determined by the Plan Administrator or his delegate that an investment election made by a Participant is invalid or defective, such an invalid or defective election will be deemed to have been made in favor of the appropriate target retirement Investment Fund based on such Participant’s date of birth.

(d)	The Account of any Participant who initially fails to make a valid investment election prior to becoming a participant in the Plan shall be invested in the appropriate target retirement Investment Fund based on such Participant’s date of birth (or such other Investment Fund as selected by the Trustee or as directed by the Plan Administrator).

4.020 Transfers from Investment Funds. A Participant will be permitted to have the whole or a portion of the value of his interest in any of the Plan’s Investment Funds (including the Rockwell Automation Stock Fund).

4.030 Transfers from the Rockwell Automation Stock Fund. A Participant who is an Employee of the Company may elect to have some or all of his interest in the Rockwell Automation Stock Fund, regardless of a Participant’s years of Vesting Service. transferred to any Investment Fund. A Participant who is no longer an Employee (including a Participant who is a Divested Business Employee) or a Beneficiary may not make any transfers into the Rockwell Automation Stock Fund.

4.040 Mandatory Transfer from the Rockwell Automation Stock Fund. For each Plan Year, the Plan Administrator shall select a date prior to June 30 on which any Participant who is not an Employee as of the preceding December 31 (including a Participant who is a Divested Business Employee) shall be deemed to have elected to transfer that portion of his interest in the Rockwell Automation Stock Fund that exceeds 15% of his total Account value to a target retirement Investment Fund based on such Participant’s date of birth. The Plan Administrator shall give affected Participants at least sixty (60) days prior notice of such transfer.

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4.050 General Transfer Rules and Limitations. The Fund transfers described in the preceding Sections will be subject to the following limitations:

(a)	Any such transfer will be effected in dollar amounts or in increments of 1% of the value of the Participant’s interest in a transferring Fund, but in no event will any such transfer be in an amount less than Two Hundred and Fifty Dollars ($250.00), except that if the balance of a Participant’s interest in a Fund is less than Two Hundred and Fifty Dollars ($250.00), the Participant may elect to have the entire balance of his interest in the Fund transferred.

(b)	Transfer elections may be made at any time, but each such election by a Participant will be effective and be thereafter irrevocable as of the New York Stock Exchange closing immediately following the Participant’s election. The elections may be made by means of any method (including any available telephonic or electronic method) which is acceptable to the Plan Administrator; provided, however, that, if it is determined by the Plan Administrator or his delegate that an investment election made by a Participant is invalid or defective, the Participant’s election will, until duly corrected by him, be deemed to have not been made.

4.060 Participant’s Accounts. Separate Participant Contribution, Rollover (if applicable) and Company Contribution Accounts will be established and maintained by the Trustee to represent all amounts, adjusted for gains or losses thereon, which have been contributed by or on behalf of a Participant as Participant Contributions, Rollover Contributions and Company Matching Contributions. Such separate Accounts must contain sufficient information to permit a determination of the dollar balance of the Participant’s Accounts at any time and to permit, with respect to the Rockwell Automation Stock Fund, a determination of the number of equivalent shares of common stock held on the Participant’s behalf in such Fund. Each Contribution on behalf of a Participant to an Investment Fund or the Rockwell Automation Stock Fund and each payment made to a Participant from an Investment Fund or the Rockwell Automation Stock Fund will result in a credit or charge to the Account representing the Participant’s interest in such Fund. In addition, dividend proceeds on Rockwell Automation common stock held in the Rockwell Automation Stock Fund will be used for the purchase, when possible, of additional shares of Rockwell Automation common stock for the Fund, therefore, will result in appropriate adjustments to the balances in the said Fund and to the value of the Participant’s interest in the said Fund.

4.070 Valuation and Participant Statements. As of each Valuation Date, an amount equal to the fair market value of the Funds (other than dividends received which are attributable to whole shares of Rockwell Automation common stock which were or are to be transferred to Participant Accounts subsequent to the record date for such dividend) will be determined by the Trustee in such manner and on such basis as it may deem appropriate. At least annually, but more frequently, if the Plan Administrator should so determine, the Trustee will forward by mail to

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each Participant a statement, in such form as the Plan Administrator deems appropriate, setting forth pertinent information relative to each Participant’s Accounts. Such statement will, for all purposes, be deemed to have been accepted as correct, unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within ninety (90) days of the date on which it was mailed to the Participant.

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ARTICLE V: VESTING AND ACCOUNT DISTRIBUTIONS

5.010 Vesting.

(a)	Every Participant will at all times have a One Hundred Percent (100%) vested and nonforfeitable interest in his After-tax Contribution Account, Pre-tax Contribution Account and, if applicable, Rollover Account.

(b)	A Participant who attains age sixty five (65) or dies while still an Employee will thereafter have a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Contribution Account. A Participant who has not yet attained age sixty five (65), but has completed three (3) years of Vesting Service will have One Hundred Percent (100%) vested and nonforfeitable interest in his Company Contribution Account.

(c)	Subject to subsection (b) above, a Participant who terminates employment at any time prior to completing three (3) years of Vesting Service will forfeit the portion of his Company Contribution Account which is not vested on his Employment Severance Date:

(1)	on his Employment Severance Date, if he receives a distribution of all of his vested Account balances at that time, but the Participant may have the said forfeiture restored, if he is reemployed by the Company or an Affiliated Company and repays the previously distributed amount within five (5) years of his Employment Severance Date, or

(2)	on the fifth anniversary of his Employment Severance Date, even though he does not receive a distribution as a result of his termination of employment and even though he is reemployed by the Company or an Affiliated Company, if his Reemployment Date is not within five (5) years of his Employment Severance Date;

provided, however, that a Participant’s Vesting Service with respect to Company Contributions made after his Reemployment Date will include his Vesting Service prior to his Employment Severance Date, if his Reemployment Date is less than five (5) years after his prior Employment Severance Date.

(d)	Notwithstanding any other provision in this Section to the contrary, if the vesting provisions in subsection (b) of this Section should be amended in the future, a Participant who has completed three (3) years of Vesting Service at that time may elect to have his vested percentage in his Company Contribution Account determined under the vesting provisions of subsection (b) as they were set forth prior to the said amendment.

(e)	Any Participant who is a Divested Business Employee will have a One Hundred Percent (100%) vested and nonforfeitable interest in such Participant’s Company Contribution Account resulting from Company Matching Contributions made to that Account prior to the transaction which resulted in him becoming a Divested Business Employee

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5.020 Retirement, Death, Termination of Employment. Subject to the provisions of Section 5.070 and Section 5.080, as soon as administratively practicable after the occurrence of a Participant’s:

(a)	Retirement,

(b)	death, or

(c)	termination of employment,

a Participant or his Beneficiary (in the case of the Participant’s death) will receive the entire vested balance of his Plan Account. In the case, however, of Retirement, a Participant who would otherwise receive a distribution pursuant to the preceding sentence may instead make an election pursuant to the terms of Section 5.050.

5.030 [Reserved]

5.040 Form of Distributions – Stock or Cash. Distributions made under this Article will be made to Participants and, when applicable, their Beneficiaries in the form of cash or common stock, or in a combination of cash and common stocks, pursuant to subsections (a) and (b):

(a)	With respect to Investment Funds (other than the Rockwell Automation Stock Fund), a Participant will receive the entire balance of his Accounts in such Funds in cash. Such balance will be determined in the manner set forth in Section 4.070, by reference to the value of the Participant’s interest on the date of such Participant’s Retirement, termination of employment or death.

(b)	With respect to the Rockwell Automation Stock Fund, the Participant will be permitted, if he should so elect, to receive the entire balance of his Accounts in such Fund in the manner described in the preceding subsection or in shares, as applicable, of Rockwell Automation common stock equal in number to the maximum number of whole shares of common stock which could be purchased for the closing price of that common stock on that date (as such price is documented on the New York Stock Exchange — Composite Transactions listing) or, in the event such date falls on a day on which for any reason there are no trades of such stock reflected on such listing, the next trading day subsequent to that date. In addition, the Participant will be paid in cash for the value of any partial shares of the said common stock and the amount of any cash dividends received since that date which are attributable to the number of whole shares of common stock distributed to him.

5.050 Payment Method for Distributions to Retiring Participants. Any Participant who is eligible for and wishes to receive a distribution under Section 5.020 on account of his Retirement will make an election concerning the form of distribution and will provide such election to the Plan Administrator or the Plan Administrator’s delegate prior to Retirement. The form of distributions such a Participant may elect will be in the form of either:

(a)	a lump sum payment, or

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(b)	ten (10) or fewer annual installment payments, such installment payments to be equal to the value of the Participant’s Accounts as of the Valuation Date immediately preceding distribution, divided by the number of installments remaining at the time of each payment. The initial installment payment will be made as soon as is practicable after the effective date of the Participant’s election, with subsequent payments during the elected installment payment period to be made as of the annual anniversary date of the initial installment payment.

If a Participant who had previously Retired and commenced receipt of installment payments pursuant to subsection (b) returns to employment with the Company or an Affiliated Company (except as a Flex Force Employee), such installment payments will be suspended until the Participant’s subsequent retirement, at which time he would be permitted again to make the election described therein.

5.060 [Reserved]

5.070 Participant’s Consent to Distribution of Benefits. Notwithstanding any other provisions of the Plan to the contrary, if the aggregate value of the vested and nonforfeitable Account balances of an individual who terminates his employment with the Company and is no longer a Plan Participant is One Thousand Dollars ($1,000.00) or less, the Plan Administrator will arrange such balances to be consolidated and distributed to such Participant as soon as practicable following such termination pursuant to in the manner set forth in Section 5.020.

If such vested and nonforfeitable amount is in excess of One Thousand Dollars ($1,000.00), no distribution of benefits under the Plan will be made, unless the Plan Administrator or his delegate first obtains the Participant’s consent thereto. In the event such consent is not so obtained, the Participant’s Accounts will be retained by the Plan and will be maintained and valued in accordance with Article IV. Distribution of the Participant’s Accounts pursuant to this Section will be made following the date on which the Participant’s consent to such distribution is obtained or, if earlier, the date on which the Participant dies, in the manner provided under Sections 5.050 or 5.080 respectively.

5.075 Cashout Forfeitures and Repayments. In the case of a Participant who receives a distribution pursuant to Article V upon his termination of participation in this Plan when he has less than three (3) years of Vesting Service, such Participant will, at the time of the distribution, forfeit any portion of his Company Contribution Account which is not vested and nonforfeitable at the time of his termination of participation in the Plan. If such Participant should return to employment with the Company within five (5) years of the date of such distribution and forfeiture, the said forfeiture will be restored, if he repays the amount previously distributed. The amount restored, upon repayment of the distribution pursuant to this Section, will be equal to the amount forfeited at the time of the distribution, such amount to be unadjusted any gains or losses subsequent to the forfeiture and prior to the repayment.

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Notwithstanding any other provisions of the Plan to the contrary, a Participant’s service with respect to which he received a distribution under this Section or under Section 6.040 will not be affected or reduced for eligibility purposes or for determination of his years of Vesting Service under Section 5.010.

5.080 Distributions to Beneficiaries. In the event of a Participant’s death, a distribution to the Participant’s Beneficiary shall be made as follows:

(a)	A Non-spousal Beneficiary shall receive a lump-sum payment as soon as administratively practicable following the Participant’s death.

(b)	A Spousal Beneficiary shall continue to receive installment payments that the Participant elected pursuant to Section 5.050, if any, unless such spousal Beneficiary elects to receive the Participant’s remaining Account balance in a lump sum payment at any time following the Participant’s death.

5.090 Transfer of Distribution Directly to Eligible Retirement Plan. A Participant, a Participant’s spouse entitled to distribution as his Beneficiary pursuant to Article VII or a former spouse entitled to distribution pursuant to Section 9.120(a) or any individual entitled to a distribution as a Beneficiary pursuant to Article VII may request in writing to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover. The following definitions shall apply for purposes of this Article 5.090:

(a)	“Eligible Retirement Plan.” An Eligible Retirement Plan is an individual retirement account described in Section 1169 of the PR Code, or a qualified trust described in Section 1165(a) of the PR Code that accepts the Participant’s Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution to a Beneficiary who is the Participant’s surviving spouse, an Eligible Retirement Plan is also an individual retirement account or qualified trust described above;

(b)	“Eligible Rollover Distribution.” An Eligible Rollover Distribution is any distribution of all of the balance to the credit of the Participant within a single taxable year by reason of separation from service.

Such request will be made, in the case of a Participant, at the time his consent to such distribution is given to the Plan Administrator pursuant to Section 5.070, or at such later date as the Plan Administrator permits, or, in the case of the Participant’s spouse or former spouse, at such time as the Plan Administrator determines. Prior to effecting such a transfer the Plan Administrator may require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article.

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5.100 Uncashed Checks. If the Plan Administrator distributes the assets in a Participant’s Account pursuant to this Article V and the distribution check is not cashed, a Participant will be entitled to request a new check. In such case, the amount of the new check will be equal to the amount of the original, uncashed distribution check and will not be adjusted for earnings and losses.

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ARTICLE VI: WITHDRAWALS AND LOANS

6.010 Withdrawals from Accounts by Participants under Age 59-1/2.

(a)	A Participant who has not yet attained age fifty-nine and one-half (59-1/2) may elect while still employed to withdraw certain amounts from his Accounts. As soon as is practicable after the Plan Administrator’s receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, common stock from his Accounts in the following order:

(1)	first, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions;

(2)	second, from that portion of his After-tax Contributions Account which is attributable to Basic After-tax Contributions;

(3)	third, from that portion of his Rollover Account which is attributable to pre-tax Rollover Contributions;

(4)	fourth, from that portion of his Rollover Account which is attributable to after-tax Rollover Contributions;

(5)	fifth, from that portion of his Company Contribution Account, if vested, which is attributable to his Basic After-tax Contributions;

(6)	sixth, from that portion of his Pre-tax Contribution Account which is attributable to his Supplemental Pre-tax Contributions;

(7)	seventh, from that portion of his Account which is attributable to his Catch-up Contributions.

(8)	eighth, from that portion of his Pre-tax Contribution Account, which is attributable to his Basic Pre-tax Contributions.

(b)	Withdrawals pursuant to this subsection may only be made by a Participant once every six (6) months.

(c)	If a Participant should withdraw an amount from his Company Contribution Account pursuant to subsection (a)(5), Company Matching Contributions will be suspended and will not be made to his Company Contribution Account during the six-month period immediately following the withdrawal.

(d)	Withdrawals from a Participant’s Pre-tax Contribution Account pursuant to subsections (a)(6), (a)(7) or (a)(8) prior to his attainment of age fifty-nine and one-half (59-1/2) will only be permitted upon the occurrence of a Hardship and such withdrawals will be administered pursuant to Section 6.030.

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(e)	With the exception of the types of withdrawals available to certain Participants pursuant to subsection (d), no Participant will be permitted to withdraw amounts in his Company Contribution Accounts which are attributable to his Basic Pre-tax Contributions prior to his attainment of age fifty-nine and one-half (59-1/2).

(f)	Withdrawals from the Rockwell Automation Stock Fund may, at the election of the withdrawing Participant, be in the form of cash or, as applicable, in the form of Rockwell Automation common stock.

6.020 Withdrawal from Accounts by Participants Over Age 59-1/2.

(a)	A Participant who has attained age fifty-nine and one-half (59-1/2) and is still employed by the Company may elect to withdraw any or all of the amounts in his Accounts. As soon as is practicable after the Plan Administrator’s receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, common stock from his Accounts in the following order:

(1)	first, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions;

(2)	second, from that portion of his After-tax Contributions Account which is attributable to Basic After-tax Contributions;

(3)	third, from that portion of his Rollover Account which is attributable to pre-tax Rollover Contributions;

(4)	fourth, from that portion of his Rollover Account which is attributable to after-tax Rollover Contributions;

(5)	fifth, from that portion of his Pre-tax Contribution Account which is attributable to his Supplemental Pre-tax Contributions;

(6)	sixth, from that portion of his Account which is attributable to his Catch-up Contributions.

(7)	seventh, from that portion of his Pre-tax Contribution Account which is attributable to his Basic Pre-tax Contributions

(8)	eighth, from that portion of his Company Contribution Account which is attributable to qualified non-elective contributions (QNECs);

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(9)	ninth, from that portion of his Company Contribution Account, if vested, which is attributable to his After-tax Basic Contributions;

(10)	tenth, from that portion of his Company Contribution Account, if vested, which is attributable to his Pre-tax Basic Contributions;

(11)	eleventh, from that portion of his Company Contribution Account attributable to qualified matching contributions (QMACs).

(b)	Withdrawals from the Rockwell Automation Stock Fund may, at the election of the withdrawing Participant, be in the form of cash or, as applicable, in the form of Rockwell Automation common stock.

6.030 Hardship Withdrawals from Pre-tax Accounts. Subject to any restrictions the Plan Administrator might establish with respect to loans made pursuant to Section 6.060, the following provisions may apply, in the event of the occurrence of a Hardship.

(a)	A Participant who has not attained age fifty-nine and one-half (59-1/2) may request approval to withdraw some or all of the balance of his Pre-tax Contribution Account, if the Participant can demonstrate that the withdrawal is required as a result of a Hardship (including payment of any Puerto Rico income taxes reasonably anticipated to result from such Hardship withdrawal).

(b)	Any determination of the existence of a Hardship, the reasonable availability to the Participant of funds from other sources and the amount necessary to be withdrawn on account of such Hardship will be made on the basis of all relevant facts and circumstances and in accordance with the provisions of this Section and Section 1.370, as applied in a uniform and nondiscriminatory manner. Such determination may, if it is reasonable in light of all relevant and known facts and circumstances, be based upon the Participant’s representation that the Hardship cannot be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by reasonable liquidation of the Participant’s assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

(3)	by suspension of Participant Contributions to the Plan; or

(4)	by other distributions (other than Hardship distributions) or loans from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

(c)	Any individual who makes a withdrawal pursuant to Article VI shall not be permitted to make Pre-Tax Contributions until the end of the twelve (12) month period commencing on

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the date such withdrawal was received by the Participant. In addition, such Participant may not make Pre-Tax Contributions for such Participant’s taxable year immediately following the taxable year of such withdrawal that is in excess of the applicable limit under Section 1165(e)(7)(A) of the PR Code for such immediately following taxable year less the amount of such Participant’s Pre-Tax Contributions for the taxable year in which such Participant made the withdrawal. In addition, such Hardship distributions will only be available to Participants hereunder only once every twelve (12) months.

(d)	The proceeds of a Hardship withdrawal made pursuant to this Section may not be distributed or transferred from the Trustee of this Plan as an eligible rollover distribution to the custodian or trustee of an Eligible Retirement Plan.

(e)	Hardship withdrawals will be paid to a Participant in the order set forth in Section 6.010(a).

6.040 Forfeitures and Suspensions.

(a)	Subject to the exception described in subsection (b), in the event that a Participant with less than three (3) years of Vesting Service makes a withdrawal under Section 6.010 with the result that his Basic After-tax Contribution Account is the source of some or all of such withdrawal, the Participant will at that time forfeit the unvested portion of his Company Contribution Account which is attributable to the withdrawal. The forfeitable interest which is attributable to the Participant’s Basic After-tax Contributions will be determined by multiplying the dollar balance of the Participant’s Company Contribution Account by a fraction, the numerator of which is equal to the dollar value of the Basic After-tax Contributions which were withdrawn by the Participant and the denominator of which is the total dollar value of his After-tax Contribution Account attributable to his Basic After-tax Contributions (both such dollar values to be determined as of the date of the withdrawal).

(b)	If a Participant applies for and receives a Hardship withdrawal, pursuant to Section 6.030, from his Basic and /or Supplemental Pre-tax Contribution Account, the forfeitures described in subsection (a) will not be applicable.

6.050 Allocation of Withdrawals Among Investment Funds. Withdrawals and forfeitures under Sections 6.010 through 6.040 will be taken from a Participant’s Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of such Accounts.

6.060 Loans. The Plan Administrator will establish, and may from time to time modify, procedures pursuant to which any Employee or other “party in interest” (as defined in ERISA §3(14)) may apply for and receive a loan from the Plan, in an amount not exceeding the least of (a), (b), (c) or (d):

(a)	the aggregate of the balances in the borrower’s Pre-tax and After-tax Contribution Accounts and, if applicable, in the portion of his Account attributable to QNECs or in his Rollover Account;

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(b)	an amount which, when combined with all outstanding loans to the borrower from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000.00), reduced by the excess, if any, of

(1)	the highest outstanding and unpaid balances of all prior loans to the borrower from the Plan and such other plans during the twelve (12) month period immediately preceding the date on which such loan is made, over

(2)	the outstanding balance of any loan to the borrower from the Plan or such other plans on the date on which the loan is made;

(c)	one-half (1/2) of the aggregate of the balances of the borrower’s Accounts; or

(d)	such amount, not exceeding the amounts described in (a) through (c) above, as the Plan Administrator determines.

All such loans will be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis and will be governed by the provisions of Appendix B, as such Appendix is from time to time constituted, pursuant to determination of the Plan Administrator.

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ARTICLE VII: DEATH BENEFITS

7.010 Designation of a Beneficiary. Subject to the provisions of Section 7.020, in the event of a Participant’s death, payment of the benefits provided under this Plan will be made to such person or persons as he has designated as his Beneficiary to receive such benefits.

7.020 Spouse as Automatic Beneficiary. In the case of a Participant who has been married for at least one (1) year at the time of his death and who dies prior to complete distribution of his Accounts, the Beneficiary will be deemed to be the Participant’s spouse regardless of any contrary designation, unless the Participant has filed with the Plan Administrator a written Beneficiary designation naming a person or persons other than such spouse. Such written designation must be accompanied by a written consent of the Participant’s spouse, but may be accepted by the Plan Administrator without such a written consent, if it is established to the Plan Administrator’s satisfaction that such a written consent cannot be obtained because:

(a)	there is no spouse;

(b)	the spouse cannot be located; or

(c)	other circumstances exist, as permitted under Code §417(a)(2), which prevent presentation of such consent to the Plan Administrator.

Such written consent (which must be witnessed by a notary public) must be on a form furnished to the Participant by the Plan Administrator and must acknowledge the effect of the consent. In the event that a Participant has a new spouse to whom he has been married for a one (1) year period, the previous designation of a prior spouse will be void and the new spouse will be deemed to be the Participant’s Beneficiary, unless the Participant makes a written designation of a person or persons other than the new spouse in a manner described above in this Section.

7.030 Beneficiary Changes. A Participant may change his designation of Beneficiary at any time by filing a request for such change with the Plan Administrator (or such other person as is designated by the Plan Administrator). Such change will become effective only upon receipt of the request by the Plan Administrator (or the Plan Administrator’s delegate), but upon such receipt, the change will relate back to and be effective as of the date the Participant signed such request; provided, however, that the Plan Administrator, the other named fiduciaries and the Trust Fund will be not be liable in any way or to any degree for any payment made to the Beneficiary designated before receipt of such request.

7.040 Participant’s Estate as Beneficiary in Certain Cases. The benefits payable from a Participant’s Accounts at the time of his death will be paid to the Participant’s estate, if any of the following circumstances should exist at the time of his death:

(a)	no valid designation of Beneficiary exists pursuant to this Article;

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(b)	the Plan Administrator or Trustee has a doubt as to the rights of a potential Beneficiary; or

(c)	a previously designated Beneficiary predeceases the Participant.

In such case, the Plan Administrator and the Trustee will not be individually liable in any manner and to any degree with respect to such payment.

7.050 Payment to a Beneficiary. Upon receipt by the Plan Administrator (or another person designated by him) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of the Beneficiary, the Plan Administrator will direct the Trustee to pay the Participant’s Accounts to such Beneficiary in accordance with Article V.

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ARTICLE VIII: TRUST AGREEMENT

8.010 Establishment of Trust Fund. The property resulting from contributions made on behalf of all Participants, including contributions made by the Company, will be held in a Trust Fund by a Trustee selected by the Employee Benefit Plan Committee pursuant to a Trust Agreement entered into between such Trustee and the Employee Benefit Plan Committee.

8.020 Investment Funds and Stock Funds. The Plan, as well as the Trust Fund associated with the Plan, is intended to at all times be structured and administered in a manner which conforms to the requirements of ERISA §404(c). In keeping with the requirements of the said ERISA provision, the Trustee will establish and maintain as parts of the Trust Fund individual Investment Funds and the Rockwell Automation Stock Fund, as are described below.

(a)	The Investment Funds available under the Trust Fund will consist of mutual funds or collective funds, accounts or other similar investment vehicles, which will consist of and be identical to the individual Plan Investment Funds.

(b)	The Rockwell Automation Stock Fund will consist of all cash, Rockwell Automation common stock and the proceeds and income from that common stock, which are attributable to Participant Contributions designated as contributions to the Rockwell Automation Stock Fund and Company Matching Contributions. Unless otherwise elected by the Participant, the dividends or other proceeds or income received by the Rockwell Automation Stock Fund will be invested by the Trustee in Rockwell Automation common stock and will remain in the said Rockwell Automation Stock Fund.

8.030 Trustee’s Powers and Authority. Subject to the provisions of Section 8.050 concerning certain power and authority connected with the common stock of Rockwell Automation, which is held in the Rockwell Automation Stock Fund, the Trustee will have full authority and discretion with respect to management of the assets of the Trust Fund, including management of the assets of the individual Investment Funds held thereunder.

8.040 Statutory Limits. In making all investments pursuant to this Plan, the Trustee will:

(a)	be subject to applicable provisions of ERISA governing the exercise of its fiduciary responsibilities on behalf of the Trust Fund and this Plan, as well as to all applicable securities laws governing the investments of the Trust Fund (including any investment companies or mutual funds therein), but will not be bound by any law or any court doctrine of any state or jurisdiction limiting trust investments, except as otherwise provided or permitted by ERISA;

(b)	at all times give consideration to the cash requirements of the Plan; and

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(c)	not cause the Plan to engage in any transaction constituting a prohibited transaction under ERISA §406.

8.050 Duty of Trustee as to Common Stock in Stock Funds.

(a)	Except as otherwise provided in this Section, the duty with respect to the voting, retention, and tendering of common stock held in the Rockwell Automation Stock Fund will lie solely with the Trustee and will be exercised in the Trustee’s discretion.

(b)	With respect to any matter as to which a vote of the outstanding shares of such common stock held in such a Stock Fund is solicited:

(1)	the Trustee will solicit the direction in writing of each Participant, as to the manner in which voting rights of the Participant’s vested and non-vested shares of common stock held in or credited to a Stock Fund as of the record date fixed for determining the holders of common stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant; and

(2)	the Trustee, in its sole discretion, will exercise voting rights of shares of common stock held in the Stock Funds as to which no timely direction has been received pursuant to paragraph (1).

(c)	In the event of any Tender Offer:

(1)	the Trustee will solicit the direction in writing of each Participant, as to the tendering or depositing of any vested or non-vested shares of common stock held in any Stock Fund with respect to such Participant and, except as limited by subsection (d), will tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

(2)	the Trustee will have the duty, except as limited by subsection (d), with respect to the retention, tendering or depositing of shares of common stock held in any Stock Fund as to which no timely direction has been received pursuant to paragraph (1);

(d)	Shares of common stock held in the Stock Funds will not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earlier of:

(1)	immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited, or

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(2)	immediately preceding the expiration of the period during which such shares of common stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer, or

(3)	the expiration of thirty (30) days from the date of the Trustee’s solicitation of Participants’ written direction pursuant to subsection (c)(1).

(e)	The duty with respect to the withdrawal, or other exercise of any right of withdrawal, of shares of common stock held in a Stock Fund which have been tendered or deposited pursuant to any such Tender Offer will be solely that of the Trustee; provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of common stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawal of, or other exercise of any right to withdraw, such shares of common stock and, if such solicitation is made, the Trustee will act in accordance with the last dated timely written direction, if any, of each such Participant.

8.060 Rights in the Trust Fund. Nothing in the Plan or in the Trust Agreement will be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

8.070 Taxes, Fees and Expenses of the Trustee.

(a)	The reasonable fees and expenses of the Trustee (including the reasonable expenses of the Trustee’s counsel) will be paid from the Trust Fund and will constitute a charge on the Trust Fund until so paid; provided, however, that in no event will the Trust Fund nor the Company (unless the Company is specifically so directed by resolution of the Company’s Board of Directors) pay any such Trustee fees or expenses:

(1)	for preparation or prosecution of any action against the Company, the Plan, any member of the Employee Benefit Plan Committee or the Plan Administrator, or

(2)	for the defense or settlement of, or the satisfaction of a judgment related to, any proceeding arising either out of any alleged misfeasance or nonfeasance in any person’s performance of duties with respect to the Plan or out of any alleged wrongful act against the Plan.

Included in the reasonable expenses payable from the Trust Fund are any direct internal costs (which may include reimbursement of compensation of employees of the Company) associated with Plan operations and administration, the payment of which will be in conformity with the requirements of Title I of ERISA. Neither the Plan Administrator nor the members of the Employee Benefit Plan Committee may be compensated from the Plan but may be compensated by the Company for services rendered on behalf of the Plan.

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(b)	Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, will be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof will be paid from the Trust Fund.

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ARTICLE IX: ADMINISTRATION

9.010 General Administration. Authority to control and manage the operation and administration of the Plan has been vested in the Employee Benefit Plan Committee by the Board, except to the extent that:

(a)	the Plan Administrator is allocated any such authority under the Plan;

(b)	the Trustee may, pursuant to Article VIII, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan;

(c)	the Employee Benefit Plan Committee, the Plan Administrator, the Employee Benefits Appeals Committee and the Trustee constitute ERISA named fiduciaries of the Plan.

Neither the Company nor the Board shall control or manage the operation or administration of the Plan nor be fiduciaries with respect to the Plan. All functions of the Company and the Board under the Plan shall be settlor functions and not fiduciary functions.

9.020 Employee Benefit Plan Committee. The Employee Benefit Plan Committee shall consist of the Company’s Director-Global Benefits and up to four other members appointed by the Company’s Director-Global Benefits. The Employee Benefit Plan Committee will act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to Section 9.060(c).

9.025 Employee Benefits Appeals Committee. The Employee Benefits Appeals Committee shall consist of up to seven (7) members, each appointed by the Plan Administrator. The Plan Administrator shall designate one member to serve as Chairperson and a second member to service as Vice-Chairperson. The Employee Benefits Appeals Committee will review claims and appeals pursuant to the procedures described in Article X.

9.030 Employee Benefit Plan Committee Records. The Employee Benefit Plan Committee will keep such records and data as it deems appropriate and it will from time to time file with the Board of Directors such reports as the latter may request. It will be a function of the Employee Benefit Plan Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Committee will be final and conclusive.

9.035 Employee Benefits Appeals Committee Records. The Employee Benefits Appeals Committee will keep records of all participant claims and appeal submitted to it pursuant to Article X. The Employee Benefits Appeals Committee may from time to time file with the Plan Administrator or Employee Benefit Plan Committee such reports as the latter may request.

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9.040 Funding Policy. The Employee Benefit Plan Committee will be responsible for determining a funding policy of the Plan and will from time to time advise the Trustee of such policy.

9.050 Allocation and Delegation of Duties Under Plan. The Employee Benefit Plan Committee, Employee Benefits Appeals Committee and the Plan Administrator each have the following powers and authorities:

(a)	to designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities; and

(b)	to employ such legal, consultant, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan including one or more persons to render advice with regard to any responsibility any fiduciary may have under the Plan.

9.060 Employee Benefit Plan Committee Powers. In addition to any powers and authority conferred on the Employee Benefit Plan Committee elsewhere in the Plan or by law, the Employee Benefit Plan Committee has the following powers and authority:

(a)	to allocate fiduciary responsibilities, other than trustee responsibilities (responsibilities under the Trust Agreement to manage or control the Plan assets) to one or more members of the Employee Benefit Plan Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee) to carry out such fiduciary responsibilities;

(b)	to determine the manner in which the assets of this Plan, or any part thereof, will be disbursed by the Trustee, except as relates to the making and retention of investments; and

(c)	to establish rules and regulations from time to time for the conduct of the Employee Benefit Plan Committee’s business and for the administration and effectuation of its responsibilities under the Plan.

9.070 Plan Administrator. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan, the Plan Administrator has the following powers and authority:

(a)	to administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised by any Employee, Participant, Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to anything or matter otherwise within his discretion, will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever;

(b)	to designate one or more persons, other than the Trustee, to carry out fiduciary responsibilities (other than trustee responsibilities);

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(c)	to establish rules and regulations from time to time for the administration and effectuation of his responsibilities under the Plan.

The Plan Administrator has such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and will have such other power and authority as is necessary to fulfill his responsibilities under ERISA or under the Plan. Benefits under the Plan shall be payable to any party only if the Plan Administrator or its designee, including the Employee Benefits Appeals Committee, decides in its discretion that the party is entitled to them. Any final determination by the Plan Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Plan Administrator or its designee at the time of such determination.

9.080 Reliance Upon Documents and Opinions. The members of the Employee Benefit Plan Committee and the Employee Benefits Appeals Committee, the Plan Administrator, the Board of Directors and the Company will be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultants or consulting firms, opinions furnished by legal counsel and reports furnished by the Trustee. The members of the Employee Benefit Plan Committee and the Employee Benefits Appeals Committee, the Plan Administrator, the Board of Directors and the Company will be fully protected and will not be liable in any manner whatsoever, except as otherwise specifically provided by law, for anything done or action taken or suffered in reliance upon any such consultant, Trustee or counsel. Any and all such things done or such actions taken or suffered by the Employee Benefit Plan Committee, the Employee Benefits Appeals Committee, the Plan Administrator, the Board of Directors and the Company will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law. The Employee Benefit Plan Committee, the Employee Benefits Appeals Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records will be conclusive with respect to all Employees, Participants, and Beneficiaries.

9.090 Requirement of Proof. The Employee Benefit Plan Committee, the Plan Administrator, the Employee Benefits Appeals Committee, the Board of Directors or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no such person may acquire any rights or be entitled to receive any benefits under this Plan until such proof is furnished as so required.

9.100 Limitation and Indemnification. Except as provided in Part 4 of Title 1 of ERISA, no person will be subject to any liability with respect to his duties under the Plan, unless he acted fraudulently or in bad faith. No person will be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA §405(a) and 405(c)(2)(A) or (B). No action or responsibility will be deemed to be a fiduciary action or responsibility except to the extent required by ERISA. The Company shall indemnify the Plan

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Administrator, each member of the Employee Benefit Plan Committee, each member of the Employee Benefits Appeals Committee and any other employee of the Company with duties under the Plan, to the full extent permitted by law against expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by him in connection with any claims against him by reason of this position in connection with the Plan or his duties under the Plan. Such rights of indemnification shall include the right to be paid by the Company expenses, including attorney’s fees, incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding upon receipt of an understanding by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified by the Company.

9.110 Mailing and Lapse of Payments. All payments under the Plan will be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 9.130 below. If the Participant is deceased and payment cannot be made alternately to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his Beneficiary are known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable will be retained by the Trustee until the amount can be distributed pursuant to the provisions of this Plan or of applicable law.

9.120 Non-Alienation. No right or benefit provided for in the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance (including garnishment, attachment, execution or levy of any kind or charge) and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same will be void; provided, however, that the foregoing will not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to:

(a)	a domestic relations order, which the Plan Administrator determines is a qualified domestic relations order under Code §414(p) and which requires that the order’s alternate payee (as defined in the said Code section) will be paid in a lump sum as soon as is practicable following the order’s issuance.

9.130 Notices and Communications. Each Participant will be responsible for furnishing the Plan Administrator or his designee with his current address and the correct current name and address of his Beneficiary. All communications from Participants must be in the manner from time to time prescribed by the Plan Administrator or his designee and must be addressed or communicated (including telephonic communications) to such entity or Company office as may be designated by the Plan Administrator, and will be deemed to have been given to the Company when received by such entity or Company office. Each communication directed to a Participant or Beneficiary must be in writing and may be delivered in person or by mail, in which latter event it will be deemed to have been delivered and received by him when so deposited in the United States Mail with postage prepaid addressed to the Participant or Beneficiary at his last address of record with the office designated by the Plan Administrator.

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9.140 Company Rights. The Company’s rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment will not be affected in any manner by reason of the existence of the Trust Agreement or the Plan, or any action taken under them.

9.150 Payments on Behalf of Incompetent Participants or Beneficiaries. In the event that the Plan Administrator or his designee finds that any Participant or Beneficiary to whom a benefit is payable under the terms of this Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his benefit without responsibility on the part of the Plan Administrator, the Employee Benefit Plan Committee, the Employee Benefits Appeals Committee, the Company or the Trustee to follow the application of such payment. Any such payment will be a payment for the account of the Participant or Beneficiary and will operate as a complete discharge of all liability therefor under this Plan of the Trustee, the Company, the Plan Administrator, the Employee Benefits Appeals Committee and the Employee Benefit Plan Committee.

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ARTICLE X: PARTICIPANT CLAIMS

10.010 Claims and Appeals Procedures. The following paragraphs set forth the exclusive procedure for making claims against the Plan. Any person making a claim hereunder shall proceed as follows:

(a)	Request for Benefits. Benefits shall be requested by written application on a form filed in accordance with procedures established and uniformly applied by the Plan Administrator or its delegate. The Employee Benefits Appeals Committee or its delegate shall make all determinations as to the right of any Participant, Beneficiary, or spouse to receive a benefit under the Plan and the amount of such benefit. The time, manner, and form of distribution of such benefit shall occur in accordance with the terms of the Plan.

(b)	Claims. If a Participant believes that the requested benefit was erroneously denied or that the amount of a withdrawal or distribution from the Plan is in error or if an Employee believes that he has been improperly denied the right to participate in the Plan or receive a contribution to the Plan, such Participant or Employee must make a claim to the Employee Benefits Appeals Committee in such manner and pursuant to such procedure as established by the Committee. A claimant who fails to reduce a claim to writing shall be deemed not to have made such claim.

(c)	Decision on Claims. The Employee Benefits Appeals Committee or its delegate will make a decision with respect to a claim within 90 days of the receipt of the written claim, unless special circumstances require an extension of time for processing, in which case a decision must be rendered within 180 days (notice of the delay must be furnished within the initial 90-day period, however). If a claim is wholly or partially denied, the claimant shall receive from the Employee Benefits Appeals Committee a written notice which includes the following: (A) the specific reason or reasons for the denial, (B) specific references to pertinent provisions of the Plan upon which the denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary, (D) appropriate information as to the steps to be taken if the claimant wishes to submit a claim for review and (E) a statement of the claimant’s right to bring an action under ERISA §502(a) following an adverse benefit determination on review.

(d)

Appeal. Any person whose claim has been denied as set forth in (c) may appeal the denial to the Employee Benefits Appeals Committee by filing a written appeal within sixty (60) days of the date of receipt of the denial. In such review, the claimant or his duly authorized representative shall have the right to review any pertinent Plan documents and to submit any issues or comments in writing. In addition, the claimant (i) shall have the right to submit documents, records, and other information relating to the claim for benefits; and (ii) shall be provided upon request and free of charge, reasonable access to and copies of all documents, records, and other information that is relevant to the claim for benefits. In the sole discretion

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of the Employee Benefits Appeals Committee or its delegate, the Committee may arrange to meet with the claimant and/or the claimant’s representative or have a hearing for the purpose of understanding the claimant’s position and any related evidence which the claimant wishes to offer. In all cases, the Committee’s review of the appeal shall take into account all comments, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

For purposes of this Section, information is considered “relevant” to a claimant’s claim if such document, record, or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the determination; or (iii) demonstrates compliance with the Plan’s review procedures and that, if appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(e)	Decision on Appeal. The Employee Benefits Appeals Committee or its delegate, within sixty (60) days after receipt of the request for review, or, in special circumstances such as where the Committee or its delegate in its sale discretion finds there is a need to hold a hearing, within one hundred and twenty (120) days of receipt of the request for review (in which case notice of the delay will be given to the claimant during the initial sixty- (60) day period), shall give written notice of its decision to the claimant in writing. The notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based. In addition, the written notice of the decision denying a claim shall contain (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information that is relevant to the claimant’s claim for benefits, and (ii) a statement of the claimant’s right to bring an action under ERISA §502(a). If the appeal has not been granted and the notice is not furnished within the period of time specified above, the appeal shall be deemed to be denied. The decision on appeal shall be binding on all parties.

10.020 Limitation on Legal Action. In the event a claim is finally determined under this Article X, no legal action shall be brought against the Plan, the Plan Administrator, the Employee Benefit Plan Committee, the Employee Benefits Appeals Committee or the Company more than two years after the date of final determination, nor shall any claim or other action be brought against the Plan, the Plan Administrator, the Employee Benefit Plan Committee, the Employee Benefits Appeals Committee or the Company more than two years after the claimant knew or should have known of the existence of such claim or action.

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ARTICLE XI: AMENDMENT, MERGERS, TERMINATION, ETC.

11.010 Amendment. The Board of Directors or its designee may, at any time and from time to time, amend this Plan in whole or in part. However, except as provided in Section 11.040 below, no amendment may be made, the effect of which would be:

(a)	to cause any contributions paid to the Trustee to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

(b)	to have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he would be entitled under this Plan if his employment were terminated immediately before such amendment; or

(c)	to increase the responsibilities or liabilities of the Trustee without its written consent.

11.020 Transfer of Assets and Liabilities. The Employee Benefit Plan Committee at any time may, in its sole discretion and without the consent of the Participant or his representative, cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits will be provided solely from each such segregated fund. The Board of Directors may, in its sole discretion without the consent of any Participant or his representative, establish a separate plan to cover any such group of Participants. The initial terms and conditions of any such plan will be identical to the extent such terms and conditions affect the rights of Participants under the Plan. Amendment to the Plan will not be necessary to carry out the provisions of this Section.

11.030 Merger Restriction. The Company may, by action of the Board of Directors, merge this Plan, in whole or in part, with any other plan sponsored by the Company or by an Affiliate of the Company. Notwithstanding any other provision in this Plan, the Plan may not in whole or in part be merged or consolidated with, or have its assets or liabilities transferred to any other plan, unless each affected Participant in this Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.040 Suspension of Contributions. The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend contributions to the Plan as to all or certain Participants by action of the Board of Directors. In any event, the Company will suspend contributions at any time when the amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company. Upon a suspension, the Employee Benefit Plan Committee may, in its sole discretion permit the Trust Fund to continue to be held by the Trustee, or may segregate one or more parts of the Trust Fund, as provided in Section 11.020.

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11.050 Discontinuance of Contributions. The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue such contributions to the Plan as to all or certain Participants.

11.060 Termination. The Company may terminate or partially terminate the Plan at any time. Upon such termination or partial termination of the Plan, or upon a complete discontinuance of contributions pursuant to Section 11.050, the Accounts of each affected Participant will remain fully vested and nonforfeitable. In the event of termination or partial termination the Employee Benefit Plan Committee may, without the consent of any Participant or other person, permit the Trustee to retain all or part of the Trust Fund or distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.

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ARTICLE XII: MISCELLANEOUS

12.010 Benefits Payable only from Trust Fund. All benefits payable hereunder will be provided solely from the trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement.

12.020 Requirement for Release. Any payment to any Participant or a Participant’s present, future or former spouse or Beneficiary in accordance with the provisions of this Plan will, to the extent thereof, be in full satisfaction of all claims against the Plan, the Plan Administrator, the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment to execute a receipt and release to such effect.

12.030 Transfers of Stock. Transfers of Rockwell Automation common stock from the Plan will be made as soon as practicable, but the Company, the Plan Administrator, any other Named Fiduciary and the Trustee will not have any responsibility for any decrease in the value of such common stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer by the transfer agent, nor will the Participant receive any dividends, rights, options or warrants on such stock other than those payable to stockholders of record as of a date on or after the date of transfer.

12.040 Rights of Reemployed Veterans. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

12.050 Qualification of the Plan. The Company intends for the Plan to be qualified and approved by the PRTD under PR Code §1165 and for Company Contributions to be deductible by the Company for Puerto Rico income tax purposes. Continuation of the Plan is contingent upon and subject to retaining such qualification and approval. Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of applicable provisions of the PR Code and of other federal or Puerto Rico laws, as are now or in the future may be in effect. No contribution made by the Company may revert to the Company, unless such contribution was the result of a good faith mistake of fact, in which case such contribution may be returned to the Company within one (1) year to the extent permitted by all applicable laws.

12.060 Interpretation. The masculine gender will include the feminine and the singular will include the plural unless the context clearly indicates otherwise.

12.070 No Contract of Employment. The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company or any Affiliated Company and any employee, and each such Company shall have the right in all respects to deal with its employees, their hiring, discharge, compensation and conditions of employment as though the Plan did not exist. No employee shall have any right to question the action of any

Plan 011

Effective January 1, 2009

such Company in discontinuing its contributions to this Plan or in terminating this Plan in its entirety. Each Participant shall have the right to see the record of his Account(s) but no right to inquire as to the Accounts of other Participants.

Plan 011

Effective January 1, 2009

APPENDIX A

EXCLUDED EMPLOYERS

Effective as of January 1, 2009, the following Affiliated Companies do not participate in this Plan:

None.

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Effective January 1, 2009

APPENDIX B

PROCEDURES, TERMS AND CONDITIONS OF LOANS

Eligibility for Loans. The individuals eligible to obtain loans from the Plan (“Borrowers”) are limited to:

(1)	Employees, and

(2)	non-Employees who are “parties in interest” (as defined in ERISA §3(14))

who have Plan Account balances. An Employee who wishes to obtain a loan must be employed on an active payroll of an Affiliated Company at the time of the loan application. A party in interest who is not an Employee will be eligible to obtain a loan only if an agreement can be provided by the party’s current employer to deduct and remit the required loan repayments to the Savings Plan.

Limitation on Number and Minimum Amount of Loans. Only two (2) loans to a Borrower will be permitted to be outstanding from all Company sponsored savings plans at any one time. Each loan must be for a minimum of One Thousand Dollars ($1,000.00).

Maximum Amount of Loan. The amount which a Borrower will be permitted to borrow from the Plan is based on the aggregate value of the Borrower’s Accounts, determined in accordance with the Plan, and may not exceed the least of the amounts described in Section 6.060 of the Plan. The maximum amount of any loan will be further limited to ensure that, after applying the appropriate interest rate and taking into account all applicable deductions, the resulting periodic repayments will not exceed the Borrower’s net earnings. The deductions referred to in the preceding sentence include statutory withholdings, deductions for employee benefits and all Pre-tax contributions to the Plan.

Loan Applications. Loan applications by prospective Borrowers will be made via telephone to the Plan Administrator or such third party administrator as may be designated by the Plan Administrator (either of whom is hereafter referred to as the “Loan Administrator”). The Loan Administrator will then review the telephonic application and determine eligibility for the loan. If the loan is approved, the Loan Administrator will prepare and forward to the Borrower a letter notifying the Borrower of the approval, together with a Truth in Lending Statement and a check for the loan amount, all in form approved by the Plan Administrator. The Borrower’s endorsement of the loan check will be considered to be the Borrower’s agreement to the terms of the loan. Failure by the Borrower to endorse the check within thirty (30) days after the date of the check will be deemed to be a withdrawal by the Borrower of the loan application.

Loan Initiation Fee. A fee in the amount of Seventy-five Dollars ($75.00) will be assessed in connection with the initiation of each loan. This fee will be deducted from the Borrower’s Plan Account at the same time that the loan is approved and processed.

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Effective January 1, 2009

Source of Loan Funds. Each loan will be funded from the Borrower’s Investment Funds on a pro rata basis, based upon the relative size of the balance of each such Fund, by withdrawing the required amounts from the Plan Account(s) of the Borrower in the following order:

First	—	from amounts in the Borrower’s Pre-tax Contribution Account attributable to his Supplemental Pre-tax Contributions;

Second	—	from amounts in the Borrower’s Pre-tax Contribution Account attributable to his Catch-up Contributions;

Third	—	from amounts in the Borrower’s Pre-tax Contribution Account attributable to his Basic Pre-tax Contributions;

Fourth	—	from amounts in the Borrower’s Account attributable to QNECs;

Fifth	—	from amounts in the Borrower’s After-tax Contribution Account attributable to his Supplemental After-tax Contributions;

Sixth	—	from amounts in the Borrower’s After-tax Contribution Account attributable to his Basic After-tax Contributions;

Seventh	—	from amounts in the Borrower’s Contribution Accounts attributable to his pre-tax Rollover Contributions; and

Eighth	—	from amounts in the Borrower’s Contribution Accounts attributable to his after-tax Rollover Contributions.

Determination of Loan Interest Rate. The interest rate to be charged for loans will be one percent (1%) over the prime rate stated by Reuters and published on the last business day of each calendar month.

Term of Loans. Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence, which will be permitted for terms up to 120 months.

Repayments. Loan repayments by Employees will be deducted from the Employee’s pay check each pay period. If a pay check is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee’s next pay check.

Prepayments. Prepayment of a loan will not be permitted during the first 30 days of the loan’s existence, but the full unpaid balance of the loan may be prepaid by a Borrower at any time after 30 days. Partial prepayments in excess of scheduled payroll deductions will not be accepted.

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Effective January 1, 2009

Missed Payments. If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest on the missed payment and then to principal. A notice will be mailed to the last known address of the Borrower stating that if three (3) consecutive months of payments are missed, the loan will be considered to be in default.

Termination of Employment. If a Borrower who is an Employee terminates employment or is on an unpaid Leave, or if a Borrower who is not an Employee is no longer able to repay a loan through payroll deductions, the Borrower may continue to make loan repayments by bank check, cashier check, personal check or money order. Such repayments to the Plan will be made through the Loan Administrator at an address to be provided to the Borrower by the Loan Administrator.

Default. A loan will be considered to be in default after three (3) consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization. In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in §1.401(k)-1(d)(6)(ii) of the Treasury Regulations) and an information return reflecting the tax consequences, if any, to the Borrower will be issued. Upon the occurrence of an event permitting actual distribution of the Borrower’s Account pursuant to the provisions of PR Code §1165(e) (whether distribution of the Borrower’s entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower’s Account. If no distribution event has occurred, which would otherwise permit payment to the Borrower under PR Code §1165(e), the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under that PR Code Section, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower’s Account.

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Effective January 1, 2009

Fourteenth Amendment

Rockwell Automation Retirement Savings Plan for Salaried Employees

First Amendment

Rockwell Automation 1165(e) Plan

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolutions of the Corporation’s Board of Directors on December 4, 1996, and December, 2009, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Savings Plan”) (008) and the Rockwell Automation 1165(e) Plan (the “1165(e) Plan”) (011).

Premises

1.	Prior to January 1, 2009, the certain employees of the Corporation working in Puerto Rico participated in the Savings Plan (“Puerto Rico Participants”).

2.	The Corporation established the 1165(e) Plan effective January 1, 2009 for the benefit of its employees working in Puerto Rico, including those employees who previously participated in the Savings Plan.

3.	The Puerto Rico Treasury Department has issued letters recognizing the tax qualified status of both the Savings Plan and the 1165(e) Plan under Puerto Rico law.

4.	The Corporation desires to transfer the all Puerto Rico Participant accounts from the Savings Plan to the 1165(e) Plan in a plan-to-plan transfer.

Resolutions

NOW THEREFORE BE IT RESOLVED THAT:

1.	The Savings Plan is hereby amended to add new Section 9.160 to read as follows:

9.160 Special Transfer to 1165(e) Plan. Effective August 31, 2010 and pursuant to the transition relief provided under Internal Revenue Service Revenue Ruling 2008-40, the Trustee shall transfer the Account of any Participant who is, or was at the time of his or her termination of employment, working in Puerto Rico to the trustee of the Rockwell Automation 1165(e) Plan. No such Participant’s accrued benefit shall be reduced or eliminated, to the extent such reduction or elimination would violate applicable law.

2.	The 1165(e) Plan is hereby amended to add new Section 11.160 to read as follows:

11.160 Special Transfer from Salaried Savings Plan. Effective August 31, 2010 and pursuant to the transition relief provided under Internal Revenue Service Revenue Ruling 2008-40, the Trustee shall accept the transfer of Accounts from the trustee of the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Savings Plan”) of any participants who is, or was at the time of his or her termination of employment, working in Puerto Rico to the Plan. Such transferred amounts shall be allocated to a Participant’s Account in the same manner as such amounts were allocated under the Savings Plan, and no such Participant’s accrued benefit shall be reduced or eliminated, to the extent such reduction or elimination would violate applicable law. To the extent a Participant is not fully vested in amounts transferred pursuant to this Section, the vesting provision of Section 5.010 of this Plan, which are identical to those in the Savings Plan, shall apply.

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Dated as of August 31, 2010.

/s/ Robert A. Bilsborough
Robert A. Bilsborough

Second Amendment

Rockwell Automation 1165(e) Plan

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolutions of the Corporation’s Board of Directors on December 4, 1996, and December, 2009, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation 1165(e) Plan (the “1165(e) Plan”) (011).

1.	Section 1.150 of the Plan is hereby amended and restated in its entirety effective as of December 1, 2010 to read as follows:

“1.150 Base Compensation means the Participant’s compensation in any calendar year including base or regular pay, lump sum merit awards, vacation pay, jury duty pay, holiday pay, short term disability pay, commission and sales incentive plan payments and any amount which would be paid to the Participant absent elections under Sections 2.020(a) and 2.030(a) or an election to make elective employee contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of Code §125. Base Compensation does not include overtime pay, extended work or other premium pay, bonuses, deferrals under any non-qualified deferred compensation arrangement, unused vacation pay upon termination of employment, severance pay and any form of extra, contingent or supplementary compensation.”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Dated as of November 15, 2010.

/s/ Robert A. Bilsborough
Robert A. Bilsborough

Third Amendment

Rockwell Automation 1165(e) Plan

The undersigned, Harry A. Malone, Vice President, Compensation & Benefits of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolutions of the Corporation’s Board of Directors on December 4, 1996, and December, 2009, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation 1165(e) Plan (the “Plan”) (011).

Premises

1.	The Government of Puerto Rico through Act number 1 of January 31, 2011 created the Internal Revenue Code for a New Puerto Rico (the “PR Code”) which repeals the Puerto Rico Internal Revenue Code of 1994, as amended (the “1994 PR Code.”)

2.	Section 1081.01 of the PR Code (former Section 1165 of the 1994 PR Code) contains new rules governing retirement plans intended to be qualified in Puerto Rico such as the case as with the Plan. Section 1081.01 of the PR Code is generally effective January 1, 2011, although some provisions will be effective for taxable years beginning on or after January 1, 2012.

3.	Regulations issued under Sections 1023(n) and 1165 of the 1994 PR Code will continue to govern the interpretation of identical provisions in Sections 1081.01 and 1033.09 of the PR Code until new regulations under the PR Code are issued.

Resolutions

NOW THEREFORE BE IT RESOLVED THAT:

1. Section 1.020 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“1.020 Affiliated Company means Rockwell Automation, Inc. and:

(a) any corporation which is a member of a controlled group of corporations (as defined in the 1994 PR Code Section 1028 and Section 1010.04 of the PR Code for Plan Years commencing on or after January 1, 2011) which includes Rockwell Automation, Inc.;

(b) any trade or business (whether or not incorporated) which is under common control (as defined in the 1994 PR Code Section 1028 or Section 1081.01(a)(l4)(B) of the PR Code for Plan Years commencing on or after January 1, 2011) with Rockwell Automation, Inc.; and

(c) any other company deemed to be an Affiliated Company by Rockwell Automation’s Board of Directors.

Notwithstanding the foregoing, for purposes of determining whether an employee is an Eligible Employee, only an affiliate to which the Board of Directors has extended this Plan shall be considered an Affiliated Company. Affiliated Companies to which the Plan has not been extended are listed on Appendix A hereto.”

2. Section 1.150 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“1.150 Base Compensation or Compensation means the Participant’s compensation in any calendar year including base or regular pay, lump sum merit awards, vacation pay, jury duty pay, holiday pay, short term disability pay, commission and sales incentive plan payments and any amount which would be paid to the Participant absent elections under Sections 2.020(a) and 2.030(a) or an election to make elective contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of Code Section 125. Base Compensation does not include overtime pay, extended work or other premium pay, bonuses, deferrals under any non-qualified deferred compensation arrangement, unused vacation pay upon termination of employment, severance pay and any form of extra, contingent or supplementary compensation. Effective for Plan Years commencing on or after January 1, 2012, the Base Compensation of any Participant taken into account for determining any benefit provided under the Plan shall not exceed any amount provided by Section 108l.0l(a)(12) of the PR Code.”

3. Section 1.200 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“1.200 Eligible Retirement Plan means an individual retirement account described in Section 1169 of the 1994 PR Code (Section 1081.02 of the PR Code for Plan Years commencing on or after January 1, 2011), or a qualified trust described in Section 1165(a) of the 1994 PR Code (Section 1081.01 of the PR Code for Plan Years commencing on or after January 1, 2011), that accepts the distributee’s Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution to a Beneficiary who is the Participant’s surviving spouse, an Eligible Retirement Plan is also an individual retirement account or qualified trust described above.”

4. Section 1.300 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“1.300 Hardship means an immediate and heavy financial need of the Participant for which the amount required is not reasonably available to the Participant from other sources and which arises for one of the following reasons:

(1) The construction or purchase (excluding mortgage payments) of a principal residence of the Participant;

(2) The payment of tuition and related educational fees for up to 12 months of post- secondary education for the Participant or his or her spouse, children or dependents;

(3) The payment of medical expenses as described in the 1994 PR Code and the PR Code for Plan Years commencing on or after January 1, 2011 incurred by the Participant or the Participant’s spouse or dependents, or to obtain medical care giving rise to such expenses;

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(4) The payment of expenses incurred by the Participant for the funeral of a family member;

(5) The prevention of the eviction of the Participant from his or her principal residence or foreclosure on a mortgage on the Participant’s principal residence; or

(6) A financial need that has been identified as a deemed immediate and heavy financial need in a ruling, notice or other document of general applicability issued under the authority of the Puerto Rico Secretary of the Treasury.

For purposes of this Section, the term “dependent” shall be defined as set forth in the 1994 PR Code and the PR Code for Plan Years commencing on or after January 1, 2011.

As used herein, financial Hardship will mean an immediate and heavy financial need that based on the facts and circumstances cannot be met from other resources that are reasonably available to the Participant. For this purpose, the Participant’s resources are deemed to include those assets of the Participant’s Spouse and minor children that are reasonably available to the Participant. A distribution will be deemed to satisfy an immediate and heavy financial need of the Participant if the Participant represents in writing to the Plan Administrator that the distribution is necessary to satisfy an immediate and heavy financial need and all of the following requirements are satisfied:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; provided, however, that the amount of such distribution may include the amount of any federal, state or local taxes or penalties reasonably anticipated to result from the withdrawal;

(2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to Participant from commercial sources and under the Plan and all of the plans maintained by the Employer or any other employer;

(3) Such need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, or by cessation of Pre-Tax Contributions to the Plan.”

5. Section 1.310 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“1.310 Highly Compensated Employee Group means those individuals who are employed by a participating Company who are more highly compensated than two-thirds of all Eligible Employees employed by the same participating Company or any participating Company. Effective for Plan Years commencing on or after January 1, 2011 the Highly Compensated Employee Group means those individuals who are employed by a participating Company or any participating Company who are: (i) officials of the participating Company; (ii) shareholders that own more than 5% of the participating Company’s stocks with voting rights or of the total value of all classes of stocks of the participating Company or of the participation in the participating

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Company’s profits in the case of an entity which is not a corporation considering all rules regarding employer controlled group as provided under Sections 1010.04, 1010.05 and 1081.01(a)(14)(B) of the PR Code; or, (iii) employees earning more than the amount prescribed under section 414(q)(l)(B) of the United States Internal Revenue Code of 1986, as amended as adjusted from time to time by the Internal Revenue Service during the previous taxable year.

The Plan Administrator may determine which Employees are highly compensated employees for purposes of this Section in any manner permitted by the 1994 PR Code or the PR Code, as applicable. Such determination (as well as the determination of which Employees are not highly compensated employees) will be made by the Plan Administrator on a consistent basis from Plan Year to Plan Year.”

6. Section 1.440 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“1.440 PR Code shall mean the Internal Revenue Code for a New Puerto Rico, as amended from time to time including regulations issued there under and any comparable future legislation that amends, supplements or supersedes it. Regulations issued under the Puerto Rico Internal Revenue Code of 1994 as amended (the “1994 PR Code”) will continue to govern the interpretation of identical provisions in Sections of the PR Code until new regulations under the PR Code are issued. The 1994 PR Code applies for all Plan Years ended on or before December 31, 2010.”

7. Section 2.045 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“2.045 Catch-up Contributions. In addition to the Basic Pre-tax Contributions and the Supplemental Pre-tax Contributions described, respectively, in Sections 2.020 and 2.030, subject to Section 3.020 and notwithstanding any of the nondiscrimination rules described in the 1994 PR Code or the PR Code, as applicable, or limitations on Participant Contributions as are otherwise in effect under this Plan, including, but not limited to any such rules or limitations as are set forth in Sections 3.010 and 12.010, any Participants in the Plan who on or prior to the last day of a Plan Year will have attained age 50 and who has in place an election under Section 2.020 of at least 1% of Compensation will be permitted to elect to have an additional amount equal to 1% through 75% of his regular Compensation contributed as a pre-tax Catch-up Contribution to the Plan on his behalf during that Plan Year, so long as the total of any such Catch-up Contributions during the Plan Year are not in excess of the applicable dollar amount set forth in the said Section 3.020 and a Participant’s combined Catch-up Contribution, Pre-tax Contribution and After-tax contribution election percentages to not exceed 75% of his regular Compensation.”

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8. Section 2.050 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“2.050 Rollover Contributions. Transfers to this Plan of a Participant’s interest in another individual account plan will be permitted as set forth below:

(a) Effective for Plan Years ended on or before December 31, 2010, a Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

(1) Such Rollover Contributions are eligible for receipt hereunder only if they are in the form of cash and are derived entirely from employee contributions or vested employer contributions to a retirement plan described in and subject to the 1994 PR Code§1165.

(2) No portion of such Rollover Contributions may be derived from a transfer from a qualified plan which at any time had permitted benefit payments in the form of a life annuity.

(3) The Plan is authorized to accept a Rollover Contribution from any Participant who is an Eligible Employee if such contribution meets the following criteria: (a) such contribution represents the entire balance credited to the Participant in a employee benefit plan qualified under Sections 1165(a) or 1165(e) of the 1994 PR Code of a former employer which is distributed to the Participant within a single taxable year by reason of separation from service; (b) such contribution is transferred directly by the trustee of the transferor plan or is rolled over by the Participant within sixty (60) days after receipt of the distribution; (c) the spousal consent requirements of ERISA Section 205 are complied with, if applicable; and (d) such contribution meets any other conditions as determined necessary by the Plan, the Trustee or the Plan Administrator to comply with Section 1165(b)(2) of the 1994 PR Code.

(b) Rollover Contributions will be credited to separate Rollover Accounts, which will be separate from the Participant’s Pre-tax and After-tax Contribution Accounts and, as such, will be subject to investment elections which are separate from those related to the Participant’s Pre-tax and After-tax Contribution accounts, but which will be subject to the same process as is set forth in Article IV of this Plan.

(c) Effective for Plan Years commencing on or after January 1, 2011, a Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have any amount received from a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

(1) Such Rollover Contributions are eligible for receipt hereunder only if they are in the form of cash and are derived entirely from employee contributions or vested employer contributions to a retirement plan described in and subject to PR Code §1081.01.

(2) No portion of such Rollover Contributions may be derived from a transfer from a qualified plan which at any time had permitted benefit payments in the form of a life annuity.

(3) The Plan is authorized to accept a Rollover Contribution from any Participant who is an Eligible Employee if such contribution meets the following criteria: (a) such contribution complies with the provisions of Section 1081.01 (b) of the PR Code; (b) such contribution is

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transferred directly by the trustee of the transferor plan or is rolled over by the Participant within sixty (60) days after receipt of the distribution; (c) the spousal consent requirements of ERISA Section 205 are complied with, if applicable; and (d) such contribution meets any other conditions as determined necessary by the Plan, the Trustee or the Plan Administrator to comply with Section 1081.01(b) of the PR Code.”

9. Section 2.080 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“The contribution of a Company in Puerto Rico for any Plan Year will in no event exceed the maximum amount allowable as a deduction to the Company under the provisions of Section 1023(n) of the 1994 PR Code. However, for Plan Years commencing on or after January 1, 2011 the contribution of a Company in Puerto Rico for any Plan Year will in no event exceed the maximum amount allowable as a deduction to the Company under the provisions of Section 1033.09 of the PR Code. The Company may make contributions to the Plan without regard to net profits, current or accumulated.”

10. Section 3.010(a) of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“(a) The aggregate amount in any calendar year of all of a Participant’s:

(1) Basic and Supplemental Pre-tax Contributions to this Plan; and

(2) elective deferrals under any other cash or deferred arrangement (as defined in the 1994 PR Code §1165(e) or, on or after January 1, 2011, Section 1081.01(d) of the PR Code).

may not exceed the limit in effect under the 1994 PR Code §1165(e)(7) for Plan Years ended on or before December 31, 2010. For Plan Years commencing on or after January 1, 2011, such amount may not exceed the limit in effect under PR Code §1081.01(d)(7).”

11. Section 3.010(d) of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“(d) In order to determine the amount of excess Pre-tax Contributions, if any, for the members of the Highly Compensated Employee Group, the Plan Administrator or his delegate will:

(1) determine the “highly compensated employee” (as defined in the 1994 PR Code §1165(e)(3)(E)(iii) for Plan Years ended on or before December 31, 2010 and PR Code §1081.01(d)(3)(E)(iii) for Plan Years commencing on or after January 1, 2011) in the Group with the highest Pre-tax Contribution Percentage (i.e., the amount of such employee’s Pre-tax Contributions in a particular Plan Year, divided by his Compensation for the Plan Year);

(2) determine how much said Percentage would have to be reduced to either satisfy the Average Pre-tax Contribution Percentage test under the 1994 PR Code §1165(e)(3) for Plan Years ended on or before December 31, 2010 and PR Code §1081.01(d)(3)(A) for Plan Years commencing on or after January 1, 2011, or cause such Percentage to equal the Pre-tax Contribution Percentage of the highly compensated employee with the next highest Percentage; and

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(3) repeat making the determination set forth in Paragraph (2) until such time as the Average Pre-tax Contribution Percentage test described in that Paragraph is satisfied.

The amount of excess Pre-tax Contributions for the members of the Highly Compensated Employee Group is equal to the amount equal to the sum of the hypothetical reductions described above, multiplied by such members’ Testing Compensation.”

12. Section 3.020 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“3.020 Limits for Catch-up Contributions. Notwithstanding the limitations set forth in the preceding Section 3.010 or any other provision of this Plan, the aggregate amount of Catch-up Contributions for a given Plan Year of any Participant who, as of the end of a Plan Year, is at least age fifty (50), who intends to have Basic and Supplemental Pre-tax Contributions made to the Plan during the Plan Year which could be in excess of the limit set forth in the said Section 3.010 and who has a Basic Pre-tax or After tax Contribution election of at least 1% in place, will be permitted to elect to have Catch-up Contributions made on his behalf to the Plan in amounts up to the limit provided in Section 1165(e)(7)(C) of the 1994 PR Code for Plan Years ended on or before December 31, 2010 and PR Code §1081.01(d)(7)(C) for Plan Years commencing on or after January 1, 2011.”

13. Section 3.025 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“3.025 Qualified Nonelective Contributions. The Company may make qualified nonelective contributions on behalf of any Eligible Employee who is working in Puerto Rico, in order to satisfy applicable requirements of the 1994 PR Code or the PR Code. Such contributions shall be fully vested at all times and shall be made in a manner that also complies with the 1994 PR Code or the PR Code.”

14. Section 3.030 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“3.030 Incorporation by Reference. The limitations of the 1994 PR Code Section 1165(e) are hereby incorporated by reference. Articles II and III of the Plan set forth the basic requirements of the 1994 PR Code §1165(e). In the event of any conflict between the provisions of these Articles II and III and the 1994 PR Code §1165(e), the provisions of the 1994 PR Code there under shall govern. The Plan also incorporates by reference any subsequent PRTD guidance applicable under these 1994 PR Code provisions.

Effective for Plan Years commencing on or after January 1, 2011 the limitations of PR Code Section 108l.01(d) are hereby incorporated by reference. Articles II and III of the Plan set forth

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the basic requirements of PR Code §1081.01 (d) for Plan Years commencing on or after January 1, 2011. In the event of any conflict between the provisions of these Articles II and III and the PR Code §1081.01(d), the provisions of the PR Code there under shall govern. The Plan also incorporates by reference any subsequent PRTD guidance applicable under these PR Code provisions.”

15. A new Section 3.035 is hereby added to the Plan to read as follows:

“3.035 Maximum Annual Addition Limits.

(a) The provisions of this Section shall be effective as of the Plan Year commencing on January 1, 2012.

(b) Subject to the other provisions of this Section but notwithstanding any other provision of the Plan to the contrary, in no event shall the annual addition to a Participant’s accounts for any limitation year exceed the lesser of (i) the defined contribution dollar limitation for such limitation year, as defined below, or (ii) the defined contribution compensation limitation for such limitation year, as defined below.

(c) For purposes of this Section, the “defined contribution dollar limitation” for any limitation year is the dollar amount set forth in Section 1081.01(a)(11)(B)(i) of the PR Code.

(d) For purposes of this Section, the “defined contribution compensation limitation” for any limitation year· is a dollar amount equal to 100% of the Participant’s compensation for such limitation year as provided under Section 1081.01(a)(11)(B)(ii) of the PR Code.

(e) For purposes of the rules set forth in this Section, the terms set forth herein shall apply.

(1) The “annual addition” to a Participant’s accounts for a limitation year for purposes of this Plan shall be determined under the provisions of the PR Code (and mainly Section 1081.01(a)(11) of the PR Code.) In general, the annual addition is generally the sum of employer contributions, employee contributions, and other additions allocated to the Participant’s accounts for such limitation year under the Plan excluding rollover or transfers from other qualified plans.

(2) A Participant’s “compensation” shall, for purposes of the restrictions of this Section, refer to his or her compensation including contributions made by the Participant under a cash or deferred compensation arrangement for such year.

(3) The “limitation year” for purposes of the restrictions under this Section shall be the Plan Year.”

16. A new Section 3.040 is hereby added to the Plan to read as follows:

“3.040 Requirement for Employer Aggregation. Effective for Plan Years commencing on or after January 1, 2012, the Plan will need to satisfy the requirements of Sections 1081.01(d),

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1081.01(a)(3) or 1081.0l(a)(4) of the PR Code considering all employees of all corporations or partnerships which are part of a controlled group of corporations as the term is defined in Section 1010.04 of the PR Code, a group of related entities as the term is defined in Section 1010.05 of the PR Code, or a group of affiliated services as the term is defined in Section 108l.01(a)(14) of the PR Code that have employees which are bona-fide residents of Puerto Rico.”

17. Section 5.090 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“5.090 Transfer of Distribution Directly to Eligible Retirement Plan. A Participant, a Participant’s spouse entitled to distribution as his Beneficiary pursuant to Article VII or a former spouse entitled to distribution pursuant to Section 9.120(a) or any individual entitled to a distribution as a Beneficiary pursuant to Article VII may request in writing to have the total Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover. The following definitions shall apply for purposes of this Article 5.090:

(a) “Eligible Retirement Plan.” An Eligible Retirement Plan is an individual retirement account described in Section 1169 of the 1994 PR Code, or a qualified trust described in Section 1165(a) of the 1994 PR Code that accepts the Participant’s Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution to a Beneficiary who is the Participant’s surviving spouse, an Eligible Retirement Plan is also an individual retirement account or qualified trust described above. Effective for Plan Years commencing on or after January 1, 2011, an Eligible Retirement Plan is an individual retirement account described in Section 1081.02 of the PR Code, or a qualified trust described in Section 108l.01(a) of the PR Code that accepts the Participant’s Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution to a Beneficiary who is the Participant’s surviving spouse, an Eligible Retirement Plan is also an individual retirement account or qualified trust described above;

(b) “Eligible Rollover Distribution.” An Eligible Rollover Distribution is any distribution of all of the balance to the credit of the Participant within a single taxable year by reason of separation from service. Effective for Plan Years commencing on or after January 1, 2011, an Eligible Rollover Distribution means a distribution described in Section 1081.01(b) of the PR Code.

Such request will be made, in the case of a Participant, at the time his consent to such distribution is given to the Plan Administrator pursuant to Section 5.070, or at such later date as the Plan Administrator permits, or, in the case of the Participant’s spouse or former spouse, at such time as the Plan Administrator determines. Prior to effecting such a transfer the Plan Administrator may require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Section.”

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18. Section 6.030(c) of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“(c) Any individual who makes a withdrawal pursuant to Article VI shall not be permitted to make Pre-Tax Contributions until the end of the twelve (12) month period commencing on the date such withdrawal was received by the Participant. In addition, such Participant may not make Pre-Tax Contributions for such Participant’s taxable year immediately following the taxable year of such withdrawal that is in excess of the applicable limit under Section 1165(e)(7)(A) of the 1994 PR Code or Section 1081.01 (d)(7) of the PR Code in the case of Plan Years commencing on or after January 1, 2011 for such immediately following taxable year less the amount of such Participant’s Pre-Tax Contributions for the taxable year in which such Participant made the withdrawal. In addition, such Hardship distributions will only be available to Participants hereunder only once every twelve (12) months.”

19. Section 12.050 of the Plan is hereby amended and restated in its entirety effective as of January 1, 2011 to read as follows:

“12.050 Qualification of the Plan. The Company intends for the Plan to be qualified and approved by the PRTD under the 1994 PR Code §1165 for Plan Years ended on or before December 31, 2010 and under the PR Code §1081.01 for Plan Years commencing on or after January 1, 2011 and for Company Contributions to be deductible by the Company for Puerto Rico income tax purposes. Continuation of the Plan is contingent upon and subject to retaining such qualification and approval. Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of applicable provisions of the 1994 PR Code, the PR Code and of other federal or Puerto Rico laws, as are now or in the future may be in effect. No contribution made by the Company may revert to the Company, unless such contribution was the result of a good faith mistake of fact, in which case such contribution may be returned to the Company within one (1) year to the extent permitted by all applicable laws.”

20. The definition of the term “Default” in Appendix B of the Plan is hereby amended effective as of January 1, 2011 to read as follows:

“Default. A loan will be considered to be in default after three (3) consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization. In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in §1.401(k)-l(d)(6)(ii) of the regulations under the Code) and an information return reflecting the tax consequences, if any, to the Borrower will be issued. Upon the occurrence of an event permitting actual distribution of the Borrower’s Account pursuant to the provisions of the 1994 PR Code §1165(e) (Section 108l.01(d) of the PR Code for Plan Years commencing on or after January 1, 2011) (whether distribution of the Borrower’s entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower’s Account. If no distribution event has occurred, which would otherwise permit payment to the Borrower under PR Code §1165(e) (Section 108l.01(d) of the PR Code for Plan Years commencing on or after January 1, 2011), the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under that 1994 PR Code or PR Code Section, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower’s Account.”

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The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Dated as of December 21, 2011.

/s/ Harry A. Malone
Harry	A. Malone

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